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                                                                    Exhibit 2.1

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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               PEC SOLUTIONS, INC.

                               TROY SYSTEMS, INC.

                                       AND

                     THE STOCKHOLDERS OF TROY SYSTEMS, INC.




                                NOVEMBER 20, 2001


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                                TABLE OF CONTENTS

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

ARTICLE I CERTAIN DEFINITIONS.............................................................................1

ARTICLE II PURCHASE AND SALE OF STOCK.....................................................................6

   2.1   TRANSFER OF STOCK................................................................................6
   2.2   THE CLOSING......................................................................................6
   2.3   ACTIONS AT CLOSING...............................................................................6
   2.4   ADJUSTMENT TO CLOSING PAYMENT....................................................................7
   2.5   HOLDBACK.........................................................................................8
   2.6   CERTIFICATES AND LEGENDS.........................................................................8
   2.7   ASSIGNMENT AND ASSUMPTION OF RETENTION AGREEMENTS................................................9
   2.8   NO FURTHER RIGHTS................................................................................9
   2.9   TAKING OF NECESSARY ACTION; FURTHER ACTION.......................................................9
   2.10     EFFECTIVE DATE...............................................................................10
   2.11     ACCOUNTING TERMS.............................................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS...................10

   3.1   DUE ORGANIZATION................................................................................10
   3.2   AUTHORIZATION; VALIDITY.........................................................................11
   3.3   NO CONFLICTS....................................................................................11
   3.4   ACCREDITED INVESTORS............................................................................12
   3.5   CAPITAL STOCK OF THE COMPANY....................................................................13
   3.6   TRANSACTIONS IN CAPITAL STOCK...................................................................14
   3.7   ABSENCE OF CLAIMS AGAINST COMPANY...............................................................14
   3.8   SUBSIDIARIES AND STOCK..........................................................................15
   3.9   COMPLETE COPIES OF MATERIALS....................................................................15
   3.10      COMPANY FINANCIAL CONDITION.................................................................15
   3.11     FINANCIAL STATEMENTS.........................................................................15
   3.12     ABSENCE OF CERTAIN CHANGES...................................................................15
   3.13     LIABILITIES AND OBLIGATIONS..................................................................15
   3.14     BOOKS AND RECORDS............................................................................16
   3.15     BANK ACCOUNTS; POWERS OF ATTORNEY............................................................16
   3.16     ACCOUNTS AND NOTES RECEIVABLE................................................................17
   3.17     PERMITS......................................................................................17
   3.18     REAL PROPERTY LEASES.........................................................................18
   3.19     PERSONAL PROPERTY............................................................................18
   3.20     INTELLECTUAL PROPERTY........................................................................19
   3.21     OWNED REAL PROPERTY..........................................................................21
   3.22     MATERIAL CONTRACTS AND COMMITMENTS...........................................................21
   3.23      GOVERNMENT CONTRACTS........................................................................22
   3.24      POWERS OF ATTORNEY..........................................................................24
   3.25      INSURANCE...................................................................................24
   3.26      TAX MATTERS.................................................................................24
   3.27     EMPLOYEES; OFFICERS AND DIRECTORS............................................................27
   3.28     EMPLOYEE BENEFITS............................................................................28
   3.29     ENVIRONMENTAL MATTERS........................................................................30
   3.30     CONFORMITY WITH LAW; LITIGATION..............................................................31

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
   3.31     RELATIONS WITH GOVERNMENTS...................................................................31
   3.32     ABSENCE OF CHANGES...........................................................................32
   3.33     DISCLOSURE...................................................................................34
   3.34     BROKER.......................................................................................34
   3.35     COMPANY ACTION...............................................................................34
   3.36     RESTRICTIONS ON BUSINESS ACTIVITIES..........................................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER...................................................35

   4.1   DUE ORGANIZATION................................................................................35
   4.2   CAPITALIZATION..................................................................................35
   4.3   AUTHORIZATION; VALIDITY OF OBLIGATIONS..........................................................35
   4.4   NO CONFLICTS....................................................................................36
   4.5   REPORTS AND FINANCIAL STATEMENTS................................................................36
   4.6   BROKER..........................................................................................37
   4.7   CONFORMITY WITH LAW; LITIGATION.................................................................37
   4.8   INVESTMENT INTENT...............................................................................38
   4.9   COMPANY ACTION..................................................................................38
   4.10     ABSENCE OF CERTAIN CHANGES...................................................................38
   4.11     INVESTIGATION................................................................................38
   4.12     DISCLOSURE...................................................................................38

ARTICLE V COVENANTS......................................................................................38

   5.1   BEST EFFORTS....................................................................................38
   5.2   NOTICES AND CONSENTS............................................................................38
   5.3   GOVERNMENT CONTRACTS............................................................................39
   5.4   SECURITY LAWS...................................................................................39
   5.5   OPERATION OF BUSINESS...........................................................................39
   5.6   FULL ACCESS.....................................................................................41
   5.7   NOTICE OF BREACHES..............................................................................41
   5.8   EXCLUSIVITY.....................................................................................42
   5.9   EMPLOYEE MATTERS................................................................................42
   5.10     REGISTRATION RIGHTS..........................................................................42
   5.11     ESCROW AGREEMENT.............................................................................42
   5.12     UNPAID TAXES; REFUNDS........................................................................42
   5.13     TAX RETURNS..................................................................................43
   5.14     COOPERATION ON TAX MATTERS...................................................................43
   5.15     PAYMENT OF TRANSACTION TAXES.................................................................44
   5.16     PAYMENT OF RETENTION BONUSES.................................................................44
   5.17     BECKWITH AGREEMENT...........................................................................45
   5.18     SPLIT DOLLAR LIFE INSURANCE POLICIES.........................................................45
   5.19     TERMINATION OF 401(K) PLAN...................................................................45
   5.20     DELIVERY OF STOCK CERTIFICATES...............................................................45
   5.21     REASONABLE COMMERCIAL EFFORTS AND FURTHER ASSURANCES.........................................45

ARTICLE VI CONDITIONS TO CONSUMMATION OF TRANSACTION.....................................................46

   6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS..........................................................46
   6.2   CONDITIONS TO OBLIGATIONS OF THE BUYER..........................................................46
   6.3   CONDITIONS TO OBLIGATIONS OF COMPANY............................................................48

ARTICLE VII TERMINATION..................................................................................49

   7.1   TERMINATION OF AGREEMENT........................................................................49
   7.2   EFFECT OF TERMINATION...........................................................................50

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
   7.3   AMENDMENT.......................................................................................50
   7.4   EXTENSION; WAIVER...............................................................................50

ARTICLE VIII ESCROW AND INDEMNIFICATION..................................................................50

   8.1   INDEMNIFICATION.................................................................................51
   8.2   ESCROW FUND.....................................................................................51
   8.3   NOTIFICATION OF CLAIMS..........................................................................51
   8.4   ESCROW PERIOD...................................................................................52
   8.5   CLAIMS UPON ESCROW FUND.........................................................................52
   8.6   OBJECTIONS TO CLAIMS............................................................................52
   8.7   RESOLUTION OF CONFLICTS AND ARBITRATION.........................................................53
   8.8   THIRD-PARTY CLAIMS..............................................................................54
   8.9   PAYMENT OF CLAIMS...............................................................................54
   8.10     LIMITATION...................................................................................54
   8.11     BROKER'S FEES................................................................................54

ARTICLE IX MISCELLANEOUS.................................................................................54

   9.1   CONFIDENTIALITY, PRESS RELEASES AND ANNOUNCEMENTS...............................................54
   9.2   NO THIRD-PARTY BENEFICIARIES....................................................................55
   9.3   ENTIRE AGREEMENT................................................................................55
   9.4   SUCCESSION AND ASSIGNMENT.......................................................................56
   9.5   COUNTERPARTS....................................................................................56
   9.6   HEADINGS........................................................................................56
   9.7   NOTICES.........................................................................................56
   9.8   GOVERNING LAW...................................................................................57
   9.9   AMENDMENTS AND WAIVERS..........................................................................57
   9.10     SEVERABILITY.................................................................................58
   9.11      EXPENSES....................................................................................58
   9.12      OTHER REMEDIES..............................................................................58
   9.13     NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENTS..............................58
   9.14     SPECIFIC PERFORMANCE; REMEDIES...............................................................58
   9.15     CONSTRUCTION.................................................................................59
   9.16     INCORPORATION OF EXHIBITS AND SCHEDULES......................................................59
   9.17     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........................................59
   9.18     FURTHER ASSURANCES...........................................................................59

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COMPANY DISCLOSURE LETTER

SECTIONS:

3.1(a)            Jurisdiction
3.1(b)            Company Directors and Officers
3.5               Company Stockholders
3.7               Absence of Claims
3.8               Subsidiaries
3.11              Interim Balance Sheet Assumptions
3.11              Company Financial Statements
3.15              Bank Accounts; Powers of Attorney
3.16              Accounts Receivable
3.16(a)           Uncollectable Accounts Receivable
3.16(b)           Collectable Accounts Receivable
3.18              Leases
3.19(a)           Personal Property
3.19(c)           Security Interests
3.22(a)           Significant Customers and Suppliers
3.22(b)           Material Contracts
3.22(d)           Third Party Consents
3.24              Powers of Attorney
3.25              Insurance Policies
3.26(b)(iii)      Tax Payments
3.26(b)(v)        Tax Notices
3.26(b)(ix)       Extensions
3.26(b)(xiii)     Employee Agreement
3.26(c)           Company's Basis and Tax Elections
3.27              Company Employees
3.28(j)           Executive Plans
3.31              Government Relations
3.34              Windsor Group LLC


EXHIBITS:

Exhibit A         Company Stockholders
Exhibit B         Form of Non-Competition, Non-Solicitation and Non-Disclosure
                  Agreement
Exhibit C         Employment Offers
Exhibit D         Registration Rights Agreement
Exhibit E         Escrow Agreement
Exhibit F         Allocation of Purchase Price
Exhibit G         Key Employee Bonus Payment
Exhibit H         Retention Agreements
Exhibit I         Ethics Policy
Exhibit J         Confidentiality Agreement
Exhibit K         Beckwith Agreement
Exhibit L         Balance Sheet Adjustments
Exhibit M         Termination and Release Agreement

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                                       iv
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                             INDEX OF DEFINED TERMS

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
                                                                         PAGE
401(k) Plan...............................................................47
Accounts Receivable.......................................................17
Agreement..................................................................1
Audited Financials........................................................15
Average Closing Price......................................................1
BB&T.......................................................................2
BB&T Note..................................................................2
Balance Sheet Date........................................................15
Beckwith..................................................................46
Beckwith Agreement........................................................46
Beckwith Amendment........................................................46
BoA........................................................................1
BoA Loan...................................................................1
BoA Loan Agreement.........................................................1
Board of Directors........................................................11
Buyer......................................................................1
Buyer Charter Documents...................................................35
Buyer Plans...............................................................35
Buyer SEC Reports.........................................................36
Buyer Stock................................................................2
Charter Documents.........................................................10
Closing....................................................................6
Closing Date...............................................................6
Closing Payment............................................................2
Closing Payment Adjustment.................................................8
Closing Shares.............................................................2
Code......................................................................25
Company....................................................................1
Company Charter Documents.................................................10
Company Disclosure Letter.................................................10
Company Financial Statements..............................................15
Company Founders...........................................................2
Company Stock..............................................................2
Company Stockholder........................................................1
Company Stockholders.......................................................1
Company Stockholder Equity.................................................2
Company Stockholder Equity Amount.........................................15
Company Stockholder Indebtedness...........................................2
Confidentiality Agreement.................................................21

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                                       v
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

Damages...................................................................51
Deed of Trust Note.........................................................2
DGCL......................................................................11
Disclosing Party..........................................................55
Election..................................................................43
Employee Benefit Plan......................................................2
Employment Separation Policy..............................................48
ERISA Affiliate............................................................3
Escrow Agent..............................................................51
Escrow Agreement..........................................................42
Escrow Fund...............................................................51
Escrow Funds...............................................................3
Escrow Period.............................................................52
Exchange Act...............................................................3
GAAP......................................................................10
Government Contracts......................................................22
Governmental Entity........................................................3
gross negligence...........................................................3
Group Medical Insurance Policies...........................................3
Hazardous Materials........................................................3
Holdback Amount............................................................3
Indemnified Person........................................................51
Indemnified Persons.......................................................51
Initial Key Employee Bonus Payment........................................44
Initial Key Employee Bonus Payments.......................................44
Intellectual Property.....................................................19
Interim Balance Sheet.....................................................15
Interim Financials........................................................15
Key Employees..............................................................4
Knowledge..................................................................4
Laws......................................................................11
Leases....................................................................18
Liabilities...............................................................16
Material Adverse Effect....................................................4
Material Contracts........................................................21
Officer's Certificate.....................................................52
Option....................................................................14
Ordinary Course of Business................................................4
Parties....................................................................1
Party......................................................................1
Permits...................................................................17
Person.....................................................................4
Plan......................................................................14

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                                       vi
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Policy Amendment..........................................................48
Purchase Price.............................................................4
Receiving Party...........................................................55
Registration Rights Agreement.............................................42
Related Party Agreements..................................................21
Representatives...........................................................10
Retention Agreements.......................................................4
Reserve Funds..............................................................4
SEC.......................................................................36
Section 338 Forms.........................................................43
Securities Act.............................................................4
Security Interest..........................................................4
Significant Customers.....................................................21
Significant Suppliers.....................................................21
Split Dollar Insurance Agreements..........................................5
Split Dollar Insurance Collateral Assignments..............................5
Split Dollar Life Insurance Policies.......................................5
Subordination Agreement....................................................5
Subsidiary.................................................................5
Subsidiary Charter Documents..............................................10
Subsidiary Stock..........................................................13
Tax.......................................................................24
Tax Return................................................................25
Taxable...................................................................24
Taxes.....................................................................24
Third Party Consents......................................................22
Third Party Intellectual Property.........................................20
Transaction Taxes.........................................................44
Uncollectable Accounts Receivable..........................................8

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                                       vii
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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 20, 2001 by and among (i) PEC SOLUTIONS, INC., a Delaware corporation (the "BUYER"), (ii) TROY SYSTEMS, INC., a Delaware corporation (the
"COMPANY") and (iii) the holders of the Company's Common Stock identified on EXHIBIT A attached hereto (each a "COMPANY STOCKHOLDER" and collectively, the "COMPANY STOCKHOLDERS"). Each of the Buyer, the Company and the Company
Stockholders may sometimes be referred to herein as a "PARTY" and collectively as the "PARTIES."

         WHEREAS, the Company Stockholders are the holders of record and the beneficial owners of one hundred percent (100%) of the Company Stock.

         WHEREAS, the Company Stockholders desire to sell to the Buyer, and the Buyer desires to purchase from the Company Stockholders, the Company Stock pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Capitalized terms undefined in the text of this Agreement shall have the following meanings:

         "AVERAGE CLOSING PRICE" shall mean the average closing price of Buyer
Stock on the Nasdaq National Market for the five (5) consecutive trading days immediately prior to, but not including, the Closing Date.

         "BOA" shall mean Bank of America, N.A., successor in interest to NationsBank, N.A., a national banking association.

         "BOA LOAN" shall mean any loan by BoA to the Company under the Term
Revolving Loan (as defined in the BoA Loan Agreement), the Revolving Loans (as defined in the BoA Loan Agreement), the Letters of Credit (as defined in the BoA
Loan Agreement) or any other extension of credit or loan made by BoA to the Company pursuant to the BoA Loan Agreement or any other document or instrument.

         "BOA LOAN AGREEMENT" shall mean that certain Loan Agreement dated
May 28, 1999 executed by BoA, as Bank thereunder, and the Company, as Borrower thereunder, as amended


                                      -1-
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by that certain First Amendment to Loan Agreement dated May 26, 2000 executed by
BoA and the Company, as further amended by that certain Second Amendment to Loan
Agreement dated May 31, 2001 executed by BoA and the Company.

         "BB&T" shall mean BB&T Bank.

         "BB&T NOTE" shall mean that certain promissory note dated August 27, 2001, executed by King David Boyer, Jr. and Felicity G. Boyer, as makers, in favor of BB&T, as holder, in the original principal amount of $80,000.

         "BUYER STOCK" shall mean common stock, par value $0.01 per share, of the Buyer. Except as otherwise specified herein, the value of the Buyer Stock shall be the market value of the Buyer's publicly traded common stock.

         "CLOSING PAYMENT" shall mean a cash sum of Fifteen Million Five Hundred
Thousand Dollars ($15,500,000) to be paid by the Buyer to the Company
Stockholders.

         "CLOSING SHARES" shall mean that number of unregistered shares of Buyer
Stock rounded up to the nearest whole number, equal to the quotient obtained by dividing Three Million Dollars ($3,000,000) by the Average Closing Price.

         "COMPANY FOUNDERS" shall mean K. David Boyer, Jr. and Felicity G.
(Belford) Boyer.

         "COMPANY STOCK" shall mean all of the issued and outstanding capital stock of the Company, consisting of three thousand (3,000) shares of common stock, par value $0.01 per share.

         "COMPANY STOCKHOLDER EQUITY" shall mean the book value of the total assets of the Company less total liabilities of the Company determined in accordance with GAAP which have been consistently applied in preparing the Interim Balance Sheet.

         "COMPANY STOCKHOLDER INDEBTEDNESS" shall mean all outstanding principal and accrued unpaid interest due and owing by any Company Stockholder, or relative or affiliate of any Company Stockholder, to the Company or the Subsidiary including, but not limited to, any and all amounts due and owing under: (i) that certain Deed of Trust Note dated December 23, 1998, executed by King David Boyer, Jr. and Felicity G. Boyer, as makers, in favor of the Company, as holder, in the original principal amount of $328,545.00 (the "DEED OF TRUST
NOTE") and (ii) that certain loan and/or amounts paid by the Company to the Company Stockholders in the amount of $33,161.50 for the payment of life insurance premiums under the MassMutual policies numbered 8661177 and 8661150.

         "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan"
(as defined in Section 3(2) of the Employee Retirement Income Security Act of
1974, as amended), any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without


                                      -2-
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limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

         "ERISA AFFILIATE" shall mean any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the
Code), any of which includes the Company.

         "ESCROW FUNDS" shall mean the cash portion of the Closing Payment equal to One Million Five Hundred Thousand Dollars ($1,500,000) to be delivered to the
Escrow Agent into the Escrow Fund in accordance with SECTION 8.2.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL ENTITY" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "GROSS NEGLIGENCE" or "GROSSLY NEGLIGENT" shall mean the reckless indifference to, or deliberate disregard of, any tort committed by the Company or any Company Stockholder against the Buyer, or the reckless indifference to, or deliberate disregard of contractual duties owed by the Company or any Company
Stockholder to Buyer. For purposes of this Agreement, any breach or misrepresentation of the representations and warranties set forth in SECTIONS 3.5 AND 3.6 of this Agreement shall be deemed to be grossly negligent;
PROVIDED, HOWEVER, that the Buyer's remedies shall not be exclusive of any other remedy conferred hereby or by law or equity upon the Buyer and the exercise by the Buyer of any one remedy will not preclude the exercise of any other remedy.

         "GROUP MEDICAL INSURANCE POLICIES" shall mean those certain group medical insurance policies held by the Company that are underwritten by Connecticut General Life Insurance Company (Account Number 2220517) including, without limitation, any riders to such group medical insurance polices or any correspondence to such group medical insurance policies.

         "HAZARDOUS MATERIALS" shall mean (a) materials which are listed or otherwise defined as "HAZARDOUS" or "TOXIC" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

         "HOLDBACK AMOUNT" shall mean the cash portion of the Closing Payment in the amount of $350,000 to be retained by Buyer pending calculation of the adjustments under SECTION 2.5 (if any).


                                      -3-
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         "KEY EMPLOYEES" shall mean each of the Company employees set forth on
EXHIBIT G who have entered into the Retention Agreements.

         "KNOWLEDGE" shall mean the actual knowledge of the Company Founders, and with respect to such Persons, the knowledge or awareness which a prudent person could be expected to discover after reasonable inquiry and reasonable diligence with respect to the particular matter in question.

         "MATERIAL ADVERSE EFFECT" shall mean any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities taken as a whole. Any reference to Material
Adverse Effect with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities taken as a whole; PROVIDED, HOWEVER, that the following will not be considered a Material
Adverse Effect: any adverse effect that primarily results from the execution and delivery of this Agreement or from changes in the financial markets or the industry in which such entity operates in general.

         "ORDINARY COURSE OF BUSINESS" shall mean actions within the ordinary course of business consistent with past custom and practice of a Person and which shall not have a Material Adverse Effect upon such Person.

         "PERSON" shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity or any department, agency or political subdivision thereof.

         "PURCHASE PRICE" shall mean (i) the Closing Payment (after giving effect to any adjustments made to the Closing Payment in accordance with
SECTION 2.4 (a), (c) AND (d) herein) and (ii) the Closing Shares to be delivered to the Company Stockholders in connection with this Agreement.

         "RESERVE FUNDS" shall mean the net amount of the Company's designated
"Allowance for Doubtful Accounts" less (i) the amounts of any Accounts
Receivable identified as uncollectable in SECTION 3.16(a) of the Company
Disclosure Letter and (ii) the amounts identified as unallowable in SECTION 3.31 of the Company Disclosure Letter.

         "RETENTION AGREEMENTS" shall mean the retention agreements entered into by the Company with the Key Employees named in EXHIBIT G in the form attached hereto as EXHIBIT H.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITY INTEREST" shall mean any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i)


                                      -4-
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mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company or the Subsidiary, as applicable, and not material to the Company or the Subsidiary, and (iv) any rights under the Retention Agreements.

         "SPLIT DOLLAR INSURANCE AGREEMENTS" shall mean the following
Split-Dollar Agreements (i) Split-Dollar Agreement effective as of March 3, 1998 by and among the Company and K. David Boyer, Jr. and Miguel R. Rovira as trustees of the Felicity G. Belford Insurance Trust, (ii) Split-Dollar Agreement effective as of March 3, 1998 by and among the Company and Felicity G. Belford and Miguel R. Rovira as trustees of the K. David Boyer, Jr. Insurance Trust and
(iii) Split Dollar Agreement effective as of March 3, 1998 by and among the Company and Miguel R. Rovira as trustee of the K. David Boyer, Jr. and Felicity
G. Belford Insurance Trust.

         "SPLIT DOLLAR INSURANCE COLLATERAL ASSIGNMENTS" shall mean any or all assignments of the Split Dollar Life Insurance Policies including assignments evidenced by (i) Collateral Assignment effective March 3, 1998 by and among the Company and Felicity G. Belford and Miguel R. Rovira as trustees of the K. David
Boyer, Jr. Insurance Trust, (ii) Collateral Assignment effective March 3, 1998 by and among the Company and Miguel R. Rovira as trustee of the K. David Boyer, Jr. and Felicity G. Belford Insurance Trust and (iii) Collateral Assignment effective as of March 3, 1998 by and among the Company and K. David Boyer, Jr.
and Miguel R. Rovira as trustees of the Felicity G. Belford Insurance Trust.

         "SPLIT DOLLAR LIFE INSURANCE POLICIES" shall mean those certain life insurance policies subject to assignment under the Split Dollar Insurance
Collateral Assignments or any replacement insurance policies thereto set forth in SECTION 3.25 of the Company Disclosure Letter, including, but not limited to
(i) MML Baystate Life, Single Life Policy No. 7925561, insuring Felicity G.
Belford, naming Felicity G. Belford Insurance Trust u/t/d/ March 3, 1998 as
Owner/Beneficiary in the Face Amount of $2,000,000; (ii) Transamerica, Single
Life Policy No. 41779752, insuring Felicity G. Belford, naming Felicity G.
Belford; (iii) Transamerica, Single Life Policy No. 41779752, insuring Felicity
G. Belford, naming Felicity G. Belford Insurance Trust u/t/d March 3, 1998 as
Owner/Beneficiary in the Face Amount of $4,000,000; (iv) MML Baystate Life,
Single Life Policy No. 7925610, insuring K. David Boyer, Jr., naming K. David
Boyer, Jr., Insurance Trust u/t/d/ March 3, 1998 as Owner/Beneficiary in the
Face Amount of $2,000,000; (v) Transamerica, Single Life Policy No. 41779752, insuring K. David Boyer, Jr., naming K. David Boyer, Jr. Insurance Trust u/t/d/ March 3, 1998 as Owner/Beneficiary in the Face Amount of $4,000,000;
and (vi) MassMutual Life, Second-to-Die Policy No. 11011392, insuring
K. David Boyer, Jr. and Felicity G. Belford, naming K. David Boyer, Jr. and
Felicity G. Belford Insurance Trust, u/t/d March 3, 1998 as Owner/Beneficiary in the Face Amount of $6,000,000.


                                      -5-

         "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated September 14, 2001, by and among King David Boyer, Jr., Felicity
G. Boyer, the Company and BB&T.

         "SUBSIDIARY" shall mean iNEX Corporation, a Delaware corporation.


                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

         2.1 TRANSFER OF STOCK. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Buyer shall purchase from the Company Stockholders, and the Company Stockholders will sell, transfer and deliver to the Buyer, all of the Company Stock free and clear from all Security Interests.

         2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190, commencing at 10:00 a.m. local time on November 20, 2001 or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreed upon later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "CLOSING DATE"). If the Closing is consummated, the Parties will be deemed to have waived any of the conditions set forth in Article VI to the extent not satisfied at or prior to the Closing.

         2.3  ACTIONS AT CLOSING.

              (a) The Company Stockholders shall deliver the following to the
Buyer:

                  (i) stock certificates representing the Company Stock, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to the Buyer good and marketable title to the Company Stock free and clear of all Security Interests;

                  (ii) resignations of the Board of Directors and officers of the Company as the Buyer may request;

                  (iii) a properly executed statement as to non-foreign person status in a form reasonably acceptable to the Buyer for purposes of satisfying the Buyer's obligations under Treasury Regulationss. 1.1445-2(b)(2);

                  (iv) the various certificates, instruments and documents referred to in SECTION 6.2;

                  (v)    the Company's corporate seal;

                  (vi) the Company's and the Subsidiary's original and complete stock ledgers; and

                  (vii)  the Subsidiary's corporate seal and stock certificates.

              (b) The Buyer shall deliver the following to the Company
Stockholders:

                  (i) subject to and in accordance with SECTION 5.20, stock certificates issued in the names of the Company Stockholders representing the Closing Shares, rounded up to the nearest whole number;

                  (ii) the Closing Payment, less the cash amount of any Closing Payment Adjustment (as defined in SECTION 2.4); and

                  (iii) the various certificates, instruments and documents referred to in SECTION 6.3.

If any Closing Shares are to be issued in the name of a Person other than the Company Stockholders, it shall be a condition to the issuance of such Closing Shares that (A) the request shall be properly documented (e.g., assigned, endorsed or accompanied by appropriate stock powers); (B) such issuance shall otherwise be proper; (C) the person requesting such issuance shall pay to the Buyer any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such Taxes have been paid or are not required to be paid; and (D) the recipients shall represent to the Buyer in writing that they are "accredited investors" at the time of receipt of the Closing Shares as that term is defined in Rule 501 of the Securities Act. Notwithstanding the foregoing, the Buyer shall not be liable to a Company Stockholder for any Closing Shares issuable to such holder pursuant to
SECTION 2.3 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (c) Subject to and in accordance with the provisions of Article VIII hereof, the Buyer shall cause to be delivered to the Escrow Agent (as defined in Article VIII) the Escrow Funds. The Escrow Funds shall be held in escrow and shall be available to compensate the Buyer for certain damages as provided in Article VIII. Subject to SECTION 2.5 herein, to the extent not used for such purposes, the Escrow Funds shall be released as provided in
Article VIII.

         2.4  ADJUSTMENT TO CLOSING PAYMENT.

              (a) At Closing, the Closing Payment shall be reduced by an amount equal to the "Final Variance" as set forth on EXHIBIT L attached hereto.

              (b) At Closing, the Closing Payment shall be reduced by the amount of any Company Stockholder Indebtedness outstanding as of the date of Closing.

              (c) At Closing, the Closing Payment shall be reduced by the Holdback Amount.

              (d) At Closing, the Closing Payment shall be reduced by the amount of the Escrow Funds.

              (e) Any adjustment under this SECTION 2.4 shall be referred to herein as a "CLOSING PAYMENT ADJUSTMENT".

         2.5  HOLDBACK.

              (a) For any Accounts Receivable (as of the Interim Balance Sheet
Date) not collected by the Company as of March 31, 2002, the Buyer shall promptly determine whether such Accounts Receivable are collectable (in the Buyer's good faith determination and in accordance with commercially reasonable standards generally accepted in the industry). Such Accounts Receivable determined by the Buyer to be uncollectable are referred to herein as the "UNCOLLECTABLE ACCOUNTS RECEIVABLE"; PROVIDED, HOWEVER, that Uncollectable Accounts Receivable shall not include any amounts identified in SECTION 3.16(a) of the Company Disclosure Letter.

              (b) To the extent that the amount of Uncollectable Accounts Receivable is greater than the amount of the Reserve Funds set aside for uncollectable receivables only (as increased by the collection of those amounts identified in Section 3.16(a) of the Company Disclosure Letter as of March 31,
2002), the Buyer may immediately make a claim against the Holdback Amount in an amount equal to the shortfall.

              (c) If the Holdback Amount is insufficient to satisfy the Buyer's claims under SECTION 2.5(b), the Buyer shall be entitled to deduct the amount of claim which was not satisfied by the Holdback Amount from the Escrow Fund, without regard to the threshold amounts in SECTION 8.5(a).

              (d) Upon expiration of all applicable time periods covered by
SECTION 2.5(a), the Buyer shall immediately pay any remaining Holdback Amounts to the Company Stockholders.

              (e) In the event that any Uncollectable Accounts Receivable for which Buyer has made a claim against the Holdback Amount are received by or on behalf of the Company after March 31, 2002, the Buyer shall promptly pay such amounts to the Company Stockholders within fifteen (15) business days after receipt by the Company.

              (f) The Buyer hereby covenants and agrees to use the same efforts to collect the Accounts Receivable (as of the Interim Balance Sheet Date) as it uses to collect the accounts receivable of the Buyer.

         2.6 CERTIFICATES AND LEGENDS. The shares of Buyer Stock to be issued pursuant to this Article II shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of Buyer Stock to be issued pursuant to this Article II shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO ALPHA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         "SALE, TRANSFER, OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE BUYER AND THE RECORD HOLDER OF THIS CERTIFICATE, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE BUYER, AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. THE AGREEMENT PROVIDES FOR A LOCK UP PERIOD AND TRANSFER RESTRICTIONS. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY SAID AGREEMENT."

         2.7 ASSIGNMENT AND ASSUMPTION OF RETENTION AGREEMENTS. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby sell, assign, transfer and deliver unto the Buyer and its successors and assigns, and the Buyer does hereby accept and assume, as of Closing, all of its rights and obligations under each Retention Agreement described on EXHIBIT H attached hereto.

         2.8 NO FURTHER RIGHTS. The Closing Payment paid and the Closing Shares issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Stock.

         2.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the Company Stockholders agree to take, and will take, all such lawful and necessary action required to so do, so long as such action is not inconsistent with this Agreement.

         2.10 EFFECTIVE DATE. The Agreement shall be effective as of the date of execution. The representations and warranties of the Parties set forth in Articles III and IV hereof shall be effective as of the Closing Date.

         2.11 ACCOUNTING TERMS. Except as otherwise expressly provided herein or in the Schedules hereto, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                              COMPANY STOCKHOLDERS

         To induce the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Company Stockholders, jointly and severally, hereby represent and warrant to the Buyer that, as of the date hereof, the statements contained in this Article III are true and correct, except as set forth in the letter provided by the Company and the Company Stockholders to the Buyer (the "COMPANY DISCLOSURE LETTER").

         3.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Subsidiary is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. SECTION 3.1(a) of the Company Disclosure Letter contains a list of all jurisdictions in which the Company and the Subsidiary are authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business (or was in good standing in each jurisdiction where it previously conducted business during the period in which it conducted such business, except where such failure would not have a Material Adverse Effect) or is authorized to do business. The Subsidiary is in good standing as a foreign corporation in each jurisdiction in which it does business or in which it is authorized to do business. The Company has delivered to the Buyer true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, each as amended (the "COMPANY CHARTER DOCUMENTS"). The Company has delivered to the Buyer true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Subsidiary, each as amended (the "SUBSIDIARY CHARTER DOCUMENTS"). The Company Charter Documents and the Subsidiary Charter Documents are collectively referred to herein as the "CHARTER DOCUMENTS". Neither the Company nor the Subsidiary is in violation of any Charter Documents. The minute books of the Company and the Subsidiary have been made available to the Buyer (and have been delivered, along with the Company's and the Subsidiary's original stock ledger and corporate seal, to the Buyer) and are correct and complete in all material respects. SECTION 3.1(b) of the Company Disclosure Letter contains a complete and accurate list of the directors and officers of the Company and the Subsidiary.

         3.2 AUTHORIZATION; VALIDITY. The Company has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Company Stockholders have the full legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the board of directors of the Company (the "BOARD OF DIRECTORS"), and this Agreement has been duly and validly authorized by all necessary corporate action on behalf of the Company, its officers, directors and stockholders. Assuming the due authorization, execution and delivery by the Buyer, this Agreement is a legal, valid and binding obligation of each of the Company Stockholders and the Company, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.3 NO CONFLICTS. Assuming compliance with documentation required by the Delaware General Corporate Law (the "DGCL"), the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

              (a) conflict with, or result in a breach or violation of, any of the Company Charter Documents or Subsidiary Charter Documents, or any resolution adopted by the Board of Directors;

              (b) except for the Company's obligations under the Retention Agreements, conflict with, result in a default (or would constitute a default but for any requirement of notice or any of lapse of time or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any document, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, mortgage, instrument of indebtedness, Security Interest or other instrument to which the Company, the Subsidiary or any of the Company Stockholders is a party or by which the Company, the Subsidiary or any of the Company Stockholders is bound or result in the creation or imposition of any Security Interest on any of the Company's or the Subsidiary's assets pursuant to: (i) any federal, state, local, municipal, or foreign law, statute, ordinance, treaty, rule or regulation, or other administrative order constituting a regulation (collectively "LAWS") to which the Company, the Subsidiary or the Company Stockholders or any of their respective assets are subject; or (ii) any judgment, order, writ, injunction, or decree of any court or Government Entity to which the Company, the Subsidiary or any of the Company Stockholders is bound or any of their respective assets are subject;

              (c) result in termination or any impairment or material breach of any permit, license, franchise, contractual right or other authorization of the Company; or

              (d) violate any Laws to which the Company or any of the Company Stockholders is subject or by which the Company, the Subsidiary or any of the Company Stockholders is bound, except for such violations that would not have a Material Adverse Effect on the Company.

         3.4 ACCREDITED INVESTORS. Each of the Company Stockholders represents and warrants that such Company Stockholder:

              (a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of receiving the Buyer Stock;

              (b) has sufficient knowledge and experience in investing in companies similar to the Buyer in terms of the Buyer's stage of development so as to be able to evaluate the risks and merits of its investment in the Buyer and it is able financially to bear the risks thereof;

              (c) has had an opportunity to discuss the business, management and financial affairs of the Buyer with the Buyer's management;

              (d) the shares of Buyer Stock the Company Stockholder is receiving hereunder are being received for the Company Stockholder's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except in accordance with the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or blue sky laws;

              (e) understands that (i) the shares of Buyer Stock to be issued to the Company Stockholders hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and the Company's reliance on such exemption is predicated upon the Company Stockholders' representations set forth in this SECTION 3.4, (ii) the Buyer Stock to be issued to the Company Stockholders hereunder must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and all applicable state securities and "blue sky" laws or unless such disposition is exempt from such registration, (iii) the Buyer Stock to be issued to the Company Stockholders hereunder will bear a legend to such effect and (iv) the Buyer will make a notation on its transfer books to such effect;

              (f) if the Company Stockholder sells any of the Buyer Stock to be issued to the Company Stockholders hereunder pursuant to Rule 144 promulgated under the Securities Act, the Company Stockholder will take all necessary steps in order to perfect the exemption from registration provided thereby, including
(i) obtaining on behalf of the Buyer information to enable the Buyer to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144 is being relied upon with respect to such resale;

              (g) acknowledges and agrees that the Company Stockholder had reasonable time and opportunity to ask questions, receive answers and obtain additional information concerning the Buyer; and

              (h) acknowledges and agrees that the stock certificate representing the Buyer Stock to be issued to the Company Stockholders hereunder shall bear the legend set forth in SECTION 2.6 and such other legends required thereunder.

         3.5  CAPITAL STOCK OF THE COMPANY.

              (a) The authorized capital stock of the Company consists solely of 3,000 shares of Company Stock, all of which are issued and outstanding. The Company has not issued and there are no other outstanding equity securities of the Company or securities convertible into equity securities of the Company. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company Stockholders free and clear of all Security Interests. The Company Stockholders have no Knowledge that any shares of Company Stock are not owned of record and beneficially by the Company Stockholders free and clear of all Security Interests. No Person is entitled to any rights with respect to the registration of any capital stock of the Company under the Securities Act. Neither the Company nor any Company Stockholder has granted options or other rights to purchase any shares of Company Stock from a Company Stockholder and the Company has no Knowledge that any Company Stockholder has granted options or other rights to purchase any shares of Company Stock from such Company Stockholder. All of the shares of Company Stock were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance and sale of securities. None of the shares of Company Stock were issued in violation of any preemptive rights. No legend or other reference to any other Security Interest appears upon any certificate representing capital stock of the Company. There are no voting agreements or voting trusts with respect to any of the shares of Company Stock. The number of shares of Company Stock owned of record by each Company Stockholder and the percentage interest in the Company represented by such shares of Company Stock is set forth in SECTION 3.5 of the Company Disclosure Letter. There are no agreements, written or oral, between the Company and any equity holders, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition or voting of the capital stock of the Company.

              (b) The authorized capital stock of the Subsidiary consists of
(i) five million (5,000,000) shares of the Subsidiary's common stock, $0.01 par value per share (the "SUBSIDIARY STOCK"), two million (2,000,000) of which are issued and outstanding, and (ii) one hundred thousand shares of the Subsidiary's preferred stock, $0.01 par value per share, none of which are issued and outstanding. The Subsidiary has not issued and there are no other outstanding equity securities of the Subsidiary or securities convertible into equity securities of the Subsidiary. All of the issued and outstanding shares of Subsidiary Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company free and clear of all Security Interests. No Person is entitled to any rights with respect to the registration of any capital stock of the Subsidiary under the Securities Act. Neither the Company nor the Subsidiary has granted options or other rights to purchase any shares of Subsidiary Stock. All of the shares of Subsidiary Stock were offered, issued, sold and delivered by the Subsidiary in compliance with all applicable state and federal laws concerning the issuance and sale of securities. None of the shares of Subsidiary Stock were issued in violation of any preemptive rights. No legend or other reference to any other Security Interest appears upon any certificate representing capital stock of the Subsidiary. There are no voting agreements or voting trusts with respect to any of the shares of Subsidiary Stock. The number of shares of Subsidiary Stock owned of record by the Company and any other Person and the percentage interest in the Subsidiary represented by such shares of Subsidiary Stock is set forth in
SECTION 3.5 of the Company Disclosure Letter. There are no agreements, written or oral, between the Subsidiary and any equity holders relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition or voting of the capital stock of the Subsidiary.

         3.6 TRANSACTIONS IN CAPITAL STOCK. No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, contingent or otherwise, that may obligate the Company or the Subsidiary to issue or sell any shares of capital stock or by which any shares of capital stock may otherwise become outstanding (collectively, an "OPTION"). No stock plan, stock purchase, stock option or other agreement or understanding between the Company or the Subsidiary and any holder of equity securities of the Company or the Subsidiary (collectively, a "PLAN") provides for acceleration or other changes in the vesting provisions or other terms of such securities, as a result of any merger, sale of stock or assets, change in control or other similar transaction by the Company or the Subsidiary. None of the Company Stockholders or any other Person has rights to shares of the Company's capital stock under any Plan. No Person has rights to shares of the Subsidiary's capital stock under any Plan. Neither the Company nor the Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Any Options issued by the Company or the Subsidiary have been fully exercised and the shares of capital stock issued upon exercise of such Options are fully paid and non-assessable. Each Company Stockholder has executed and delivered a waiver of rights and obligations under any Company Plan in effect immediately prior to Closing. As a result of the transactions contemplated by this Agreement, the Buyer will acquire all of the outstanding capital stock of the Company and all rights to acquire capital stock of the Company.

         3.7 ABSENCE OF CLAIMS AGAINST COMPANY. None of the Company Stockholders has any claims of any kind against the Company or the Subsidiary nor has any Company Stockholder assigned any such claims to any third party.

         3.8 SUBSIDIARIES AND STOCK. Other than the Subsidiary, the Company has no subsidiaries. Except as set forth in SECTION 3.8 of the Company Disclosure Letter, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person.

         3.9 OMPLETE COPIES OF MATERIALS. The Company and the Subsidiary have delivered to the Buyer true, complete and correct copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Company Disclosure Letter or that has been requested by the Buyer orally and in writing.

         3.10 COMPANY FINANCIAL CONDITION. The aggregate value of the Company's Stockholder Equity as of October 31, 2001 is not less than $7,146,000 (the "COMPANY STOCKHOLDER EQUITY AMOUNT").

         3.11 FINANCIAL STATEMENTS. SECTION 3.11 of the Company Disclosure Letter includes (a) true, complete and correct copies of the Company's and the Subsidiary's audited balance sheets as of December 31, 2000, and income statements for the year ended December 31, 2000 (collectively, the "AUDITED FINANCIALS") and (b) true, complete and correct copies of the Company's and the Subsidiary's unaudited balance sheet (the "INTERIM BALANCE SHEET") as of October 31, 2001 (the "BALANCE SHEET DATE") and unaudited income statement, for the ten (10) month period then ended (collectively, the "INTERIM FINANCIALS," and together with the Audited Financials, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements have been prepared from the books and records of the Company and the Subsidiary in accordance with GAAP consistently applied and present fairly the financial condition and results of operation, changes in stockholders' equity and cash flow of the Company and the Subsidiary for the periods referred to the Financial Statements; PROVIDED, HOWEVER, that the Interim Financials are subject to normal year-end adjustments and do not contain all footnotes required under GAAP. Since the dates of the Company Financial Statements, there have been no material changes in the Company's or the Subsidiary's accounting policies.

         3.12 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company and the Subsidiary have conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred:
(i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in any material adverse change in the assets, business, financial condition or results of operations of the Company or the Subsidiary and (ii) neither the Company nor the Subsidiary has taken any of the actions set forth in SECTION 5.5.

         3.13 LIABILITIES AND OBLIGATIONS.

              (a) Neither the Company nor the Subsidiary is liable for or subject to any material liabilities other than:

                  (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

                  (ii) those liabilities arising in the Ordinary Course of Business consistent with past practice under any contract, commitment or agreement specifically disclosed in the Company Disclosure Letter to this Agreement or not required to be disclosed therein because of the term or amount involved or otherwise; and

                  (iii) those liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business consistent with past practice.

              (b) Neither the Company nor the Subsidiary is a guarantor or otherwise liable for any liability or obligation of any other Person.

              (c) For purposes of this SECTION 3.13, the term "LIABILITIES" shall include, without limitation, any liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility that is accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured; PROVIDED, HOWEVER, the term "liabilities" shall exclude any liability, claim, cost, expense, obligation or responsibility arising from the Retention Agreements.

         3.14 BOOKS AND RECORDS. The Company and the Subsidiary have made and kept books and records and accounts that, in reasonable detail, accurately and fairly reflect their respective activities. Neither the Company nor the Subsidiary has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in their normally maintained books and records. The minute books of the Company and the Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective stockholders, Board of Directors and committees thereof. The respective stock ledgers of the Company and the Subsidiary are complete and reflect all issuances, repurchases and cancellations of shares of capital stock of the Company and the Subsidiary.

         3.15 BANK ACCOUNTS; POWERS OF ATTORNEY. SECTION 3.15 of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement, of:

              (a) the name of each financial institution in which the Company and the Subsidiary have any account or safe deposit box;

              (b) the names in which such accounts or boxes are held;

              (c) the types of such accounts;

              (d) the name of each Person authorized to draw thereon or have access thereto;

              (e) the name of each Person holding a general or special power of attorney from the Company and the Subsidiary and a description of the terms of such power; and

              (f) the balance of each account as of Closing.

         3.16 ACCOUNTS AND NOTES RECEIVABLE. The Company and the Subsidiary have each delivered to the Buyer a complete and accurate list, as of the Balance Sheet Date, of the accounts and notes receivable of the Company and the Subsidiary (including, without limitation, receivables from and advances to employees and the Company Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "ACCOUNTS RECEIVABLE"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business of the Company and the Subsidiary. Except as set forth in SECTION 3.16(a) of the Company Disclosure Letter, the Accounts Receivable as reflected in the Interim Balance Sheet are current and collectible. Any reserves shown on the Company's and the Subsidiary's books and records are adequate and calculated consistent with past practice. The Company has no Knowledge that any of the Accounts Receivable will not be collected in the usual and Ordinary Course of Business of the Company and the Subsidiary, respectively. There is no contest, claim or right of set-off under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. The Accounts Receivable are listed in SECTION 3.16(b) of the Company Disclosure Letter.

         3.17 PERMITS. The Company and the Subsidiary own or hold all licenses, franchises, permits and other governmental authorizations, including, without limitation, permits, titles, licenses and franchises necessary for the continued operation of their respective businesses as they are currently being conducted (the "PERMITS"), except where the failure to own or hold any such Permits would not have a Material Adverse Effect on the Company or the Subsidiary, as applicable. The Permits are valid, and neither the Company nor the Subsidiary has received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former stockholder, officer, manager, member or employee of the Company, the Subsidiary or any affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest in any Permits. The Company and the Subsidiary conducted and are conducting their respective businesses in compliance with, and are not in violation of, any requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their respective businesses or the ownership of their respective properties which such noncompliance or violation would result in a Material Adverse Effect on of the Company or the Subsidiary. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or have a Material Adverse Effect on the rights and benefits afforded to the Company or the Subsidiary by any Permit. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the registration and delivery of this Agreement, except such as been duly and validly obtained or filed, or with respect to any filings that must be made after Closing, as will be filed in a timely manner.

         3.18 REAL PROPERTY LEASES. SECTION 3.18 of the Company Disclosure Letter lists all real property leased or subleased to the Company and the Subsidiary. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in SECTION 3.18 of the Company Disclosure Letter (as amended to date, each a "LEASE" and collectively, the "LEASES"). With respect to each of the Leases:

              (a) the Lease is legal, valid, binding, enforceable and in full force and effect with respect to the Company or the Subsidiary, as applicable, such Lease is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto;

              (b) (i) neither the Company nor the Subsidiary is in breach or default under any such Lease; (ii) to the Knowledge of the Company, no other party to the Lease is in breach or default thereunder; and (iii) no event has occurred and remains uncured which, with notice or lapse of time, would constitute a breach or default by the Company or the Subsidiary, as applicable, thereunder or which would permit termination, thereof, or acceleration of any rent due thereunder by the lessor or sublessor, as applicable;

              (c) there are no disputes which could have a Material Adverse Effect upon the Company or the Subsidiary if resolved in favor of the complainant against the Company or the Subsidiary, as applicable, and no oral agreements or forbearance programs in effect as to the Lease;

              (d) Except for any general hypothecation, pledge, encumbrance or a specific assignment, collateral or otherwise, to the Company's creditors arising under its loan, credit or other similar financing agreements, if any, neither the Company nor the Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease and no Person has any Security Interest in the Lease; and

              (e) except as set forth in SECTION 3.18(e) of the Company Disclosure Letter, there are no consents or approvals of any party required under the Lease in connection with the consummation of the transaction contemplated hereby.

         3.19 PERSONAL PROPERTY.

              (a) SECTION 3.19(a) of the Company Disclosure Letter sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company and the Subsidiary with a current book value in excess of $50,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case, true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned by the Company Stockholders, the Company and the Subsidiary.

              (b) The Company and the Subsidiary currently own or lease all personal property necessary to conduct the business and operations of the Company and the Subsidiary, respectively, as they are currently being conducted and as they are currently proposed to be conducted.

              (c) Except as disclosed in SECTION 3.19(c) of the Company Disclosure Letter, no asset of the Company or the Subsidiary (tangible or intangible) is subject to any Security Interest.

              (d) Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The value at which reserves are carried reflect the reserve valuation policy of the Company and the Subsidiary, respectively, which is consistent with their past practice and in accordance with GAAP applied on a consistent basis.

              (e) All of the material, machinery and equipment of the Company and the Subsidiary, including that listed in SECTION 3.19(a) of the Company Disclosure Letter, are in good working order and condition, ordinary wear and tear excepted. All leases set forth in SECTION 3.19(a) of the Company Disclosure Letter are in full force and effect and constitute valid and binding agreements of the Company and the Subsidiary, as applicable, and neither the Company nor the Subsidiary is in breach of any of their terms. All fixed assets used by the Company and the Subsidiary that are material to the operation of their respective businesses are either owned by the Company or the Subsidiary or leased under an agreement listed in SECTION 3.19(a) of the Company Disclosure Letter.

         3.20 INTELLECTUAL PROPERTY.

              (a) SECTION 3.20(a) of the Company Disclosure Letter lists all of the Intellectual Property (defined below) to which Company and the Subsidiary, respectively, own all right, title, and interest in or have a license or other legally enforceable right to use. Such list includes all Intellectual Property, including Third Party Intellectual Property (as defined below), that is necessary for the operation of the Company's business and the Subsidiary's business as it is currently conducted or proposed to be conducted.

              (b) "INTELLECTUAL PROPERTY" means all U.S. and foreign
(a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;
(b) registered and unregistered trademarks, service marks, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;
(c) registered and unregistered copyrightable works and copyrights, and all applications, registrations, and renewals in connection therewith; (d) trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer lists, pricing and cost information, and business and marketing plans and proposals to the extent that any of the foregoing constitute trade secrets or confidential information used in connection wit the operation of the business); (e) computer software programs (including data and related documentation); and (f) copies and tangible embodiments thereof (in whatever form or medium). Intellectual Property owned by third parties is referred to herein as "THIRD PARTY INTELLECTUAL PROPERTY".

              (c) Except for off-the-shelf computer software programs used in the Ordinary Course of Business, neither the Company nor the Subsidiary has obligations to compensate any Person for the use of any Intellectual Property, including Third Party Intellectual Property, nor has the Company or the Subsidiary granted to any Person any license, option or other rights to use in any manner any Intellectual Property, whether or not requiring the payment of royalties.

              (d) Neither the Company nor the Subsidiary is nor will the Company or the Subsidiary be as a result of the Company's execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement. No claims with respect to Intellectual Property or Third Party Intellectual Property are currently pending, nor do any reasonable grounds for any such claims exist, nor, to the Knowledge of the Company, are any such claims overtly threatened by any
Person: (i) to the effect that the services provided by the Company or the Subsidiary or the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or the Subsidiary infringes on any Third Party Intellectual Property; (ii) against the use by the Company or the Subsidiary of any Intellectual Property used in the Company's or the Subsidiary's business as currently conducted or proposed to be conducted; or (iii) challenging the Company's or the Subsidiary's license for, or legally enforceable right to use, Third Party Intellectual Property. Neither the Company nor the Subsidiary has been sued or charged in writing as a defendant in any claim, suit, action or proceeding that involves a claim or infringement of any Intellectual Property and that has not been finally terminated, nor has the Company or the Subsidiary been informed or notified by any third party that the Company or the Subsidiary may be engaged in such infringement. Neither the Company nor the Subsidiary has any liability with respect to, or infringement by, the Company's or the Subsidiary's use of any Third Party Intellectual Property.

              (e) To the Company's Knowledge, no officer, employee or director of the Company or the Subsidiary is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with: (i) the performance of such Person's duties as an officer, employee or director of the Company or the Subsidiary; (ii) the use of such Person's best efforts to promote the interests of the Company or the Subsidiary, as applicable; or (iii) the Company's or the Subsidiary's business as conducted or proposed to be conducted. No Person (including, without limitation, any prior employer or any employee of the Company or the Subsidiary) has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company or the Subsidiary by any employee pursuant to the Company's Employee Confidentiality and Proprietary Information Agreement in the form of EXHIBIT J attached hereto (the "CONFIDENTIALITY AGREEMENT") executed by such employee, or otherwise. To the Company's Knowledge, the use of any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or the Subsidiary is not or will not be necessary to operate the Company's or the Subsidiary's business as it is currently conducted or proposed to be conducted.

         3.21 OWNED REAL PROPERTY. Neither the Company nor the Subsidiary owns any real property.

         3.22 MATERIAL CONTRACTS AND COMMITMENTS.

              (a) SECTION 3.22(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Significant Customers and Significant Suppliers (each of which is defined below). For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company and the Subsidiary during each of the past four (4) fiscal quarters, and "SIGNIFICANT SUPPLIERS" are the twenty
(20) suppliers who supplied the largest amount by dollar volume of products or services to the Company and the Subsidiary during the twelve (12) months ending on the Balance Sheet Date.

              (b) SECTION 3.22(b) of the Company Disclosure Letter contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, proposed transactions, judgments, orders, decrees, writs, licenses or permits, written or oral, to which either the Company or the Subsidiary is a party or by which either the Company or the Subsidiary or their respective properties are bound (including, without limitation, contracts with customers, profit-sharing, licensing or software agreements, consulting agreements, joint venture, bonus, pension, partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, service agreements, confidentiality, non-disclosure or non-competition agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, any contract or agreement as such terms are defined in Regulation S-K promulgated under the Securities Act, or Security Interests) (i) to which the Company, the Subsidiary, the Company Stockholders or any "affiliate" or "associate" (as such terms are defined in the Securities Act) of the Company, the Subsidiary, the Company Stockholders or any officer or director of the Company or the Subsidiary are parties ("RELATED PARTY AGREEMENTS"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $20,000, (iii) that may generate revenues or income exceeding, during the current term thereof, $50,000 or (iv) that authorize, declare, pay or distribute any dividend or any other distribution upon or with respect to any class or series of the Company's or the Subsidiary's capital stock (collectively, with the Related Party Agreements, the "MATERIAL CONTRACTS"). The Company and the Subsidiary have delivered to the Buyer true, complete and correct copies of the written Material Contracts.

              (c) Except as set forth in SECTION 3.22(c) of the Company Disclosure Letter, (i) none of the Company's or the Subsidiary's Significant Customers has canceled or reduced nor are the Company's Significant Customers, taken as a whole, currently attempting or threatening to cancel or materially reduce their purchases from the Company or the Subsidiary; (ii) none of the Company's Significant Suppliers has canceled or reduced or, is currently attempting to cancel or materially reduce, the supply of products or services to the Company or the Subsidiary; (iii) the Company and the Subsidiary have complied with all of their material commitments and obligations and are not in material default under any of the Material Contracts, and no notice of default has been received with respect to any thereof; and (iv) there are no Material Contracts that were not negotiated at arm's length.

              (d) Each Material Contract is valid and binding on the Company and is in full force and effect and, to the Company's Knowledge, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. Except as contemplated by SECTION 5.3 of this Agreement, the Company and the Subsidiary have obtained all necessary consents, waivers and approvals of parties to any Material Contracts which are required in connection with any of the transactions contemplated hereby, or are required by any Governmental Entity or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Closing and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("THIRD PARTY CONSENTS"). All Third Party Consents are listed in
SECTION 3.22(d) of the Company Disclosure Letter. The Company and the Subsidiary have delivered to counsel of the Buyer copies of the foregoing agreements as such counsel has requested.

         3.23 GOVERNMENT CONTRACTS.

              (a) The Company and the Company Stockholders represent and warrant that: (i) all contracts between the Company or the Subsidiary, as applicable, and the United States government and between the Company or the Subsidiary, as applicable, and any state or local government ("GOVERNMENT CONTRACTS") have been legally awarded and are binding on the parties thereto; (ii) no payment has been made by the Company, the Subsidiary or by any Person acting on the Company's or the Subsidiary's behalf with authorization of the Company Stockholders, to any Person or firm contingent upon the award of any Government Contract or which would otherwise be in violation of applicable federal and state procurement laws or regulations; (iii) there is no material claim which has been asserted by any federal or state agency or authority concerning the award or performance of any Government Contract, and neither the Company nor the Subsidiary has received any cure notice, show cause letter, or other notice of termination or suspension;
(iv) there are no pending audits or investigations of the Company, the Subsidiary or their respective principals by any federal or state investigative or audit agency; and (v) neither the Company, the Subsidiary nor any of their respective principals have been debarred or suspended from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor has any suspension or debarment action been threatened or commenced.

              (b) The Company and the Company Stockholders represent and warrant that it is not subject to the Cost Accounting Standards, 48 C.F.R. Part 99.

              (c) The Company and the Company Stockholders represent and warrant that the United States Government has not obtained by contract, rights in the Company's Intellectual Property that will affect the commercial value thereof.

              (d) The Company and the Company Stockholders represent and warrant that neither the Company nor the Subsidiary, or any of their respective officers and directors, or, to the Company's Knowledge, any of their respective employees, consultants or agents is currently debarred, suspended, proposed for debarment or declared ineligible to receive Government Contracts, or have taken any action which could or may cause any of them to be debarred, suspended, proposed for debarment or declared ineligible to receive Government Contracts. The Company and the Company Stockholders further represent that neither the Company, the Subsidiary nor any of their respective officers and directors or, to the Company's Knowledge, any of the Company's or the Subsidiary's respective employees, consultants or agents has been convicted or had a civil judgment rendered against them. The Company and the Company Stockholders further represent that neither the Company, the Subsidiary nor any of their respective officers and directors or, to the Company's Knowledge, any of the Company's or the Subsidiary's respective employees, consultants or agents are currently under indictment or otherwise charged, for the commission of fraud or any criminal offense connected with obtaining, attempting to obtain, or performing Federal, state or local Government Contracts or subcontracts; violation of any Federal or state antitrust statutes; commission of embezzlement, theft, forgery, bribery, falsification or destruction of records; making false statements; tax evasion; or receiving stolen property.

              (e) The Company and the Company Stockholders represent and warrant that the Company has filed an Affirmative Action plan and all compliance reports as the Company has certified to the United States Government in accordance with FAR 52.212-3, Offeror Representations and Certifications - Commercial Items.

              (f) The Company and the Company Stockholders represent and warrant that, prior to the completion of the negotiation of the agreed upon Government Contracts, the Company made a current, accurate, and complete disclosure of all information which would entitle the Government to a price reduction in accordance with clause GSAR 552.215-72, Price Adjustment - Failure to Provide Accurate Information (Aug 1997), had such information not been disclosed. The Company and Company Stockholders further represent and warrant that the Company has not decreased its commercial pricing or offered any discount to any customer or category of customers such that the United States Government would be entitled to a price reduction under GSAR 552.238-75, Price Reductions (Sep
1999), or GSAR 552.238-76, Price Reductions (Oct 1994), without the Company having notified the United States Government of such decrease or discount and having disclosed such notification to Buyer.

              (g) The Company and the Company Stockholders represent and warrant that neither the Company nor the Company's employees or agents have infringed upon, or induced another to infringe upon, any United States or foreign patent, trademark or copyright, arising out of the performance of any contract between the Company and the United States Government. The Company has no Knowledge of any allegation of actual or alleged infringement, or inducement to infringe, by the Company, or its employees or agents, of any United States or foreign patent, trademark or copyright, arising out of the performance of any contract between the Company and the United States Government.

         3.24 POWERS OF ATTORNEY. Except as disclosed in SECTION 3.24 of the Company Disclosure Letter, there are no outstanding powers of attorney executed on behalf of the Company or the Subsidiary.

         3.25 INSURANCE. SECTION 3.25 of the Company Disclosure Letter lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability, life and automobile insurance policies and bond and surety arrangements) to which the Company, the Subsidiary or any Company Stockholder is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. SECTION 3.25 of the Company Disclosure Letter lists each Person required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and, except as otherwise provided herein, by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect (assuming full compliance and performance by the Company and the Buyer thereunder) for at least thirty
(30) days following Closing.

          Neither the Company nor the Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and neither the Company nor the Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor the Subsidiary has incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company and the Subsidiary are each covered by insurance in scope and amount customary and reasonable for their respective businesses in which each is engaged.

         3.26 TAX MATTERS .

              (a) For purposes of this Agreement:

                  (i) "TAX" (including with correlative meaning the terms "TAXES" and "TAXABLE") means (A) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto,
(B) any liability for payment of amounts described in clause (A) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes;

                  (ii) The term "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax; and

                  (iii) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

              (b) (i)    The Company is currently an S corporation, has been
an S corporation since the date of its formation and has never been a C corporation. The Subsidiary is currently a C corporation.

                  (ii) All Tax Returns required to be filed by or on behalf of the Company and the Subsidiary have been filed, and such Tax Returns are true, correct, and complete in all respects.

                  (iii) Except as set forth in SECTION 3.26(b)(iii) of the Company Disclosure Letter, the Company and the Subsidiary have paid in full on a timely basis all Taxes owed by them, whether or not shown on any Tax Return.

                  (iv) The amount of the Company's and the Subsidiary's liability for unpaid Taxes, if any, as of the date of the Company Financial Statements (which include the Subsidiary) did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on such Company Financial Statements, and the amount of the Company's and the Subsidiary's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are adjusted on the books and records of the Company and the Subsidiary for operations and transactions in the Ordinary Course of Business through the Closing Date shown on the Company Financial Statements (which include the Subsidiary).

                  (v) Except as set forth in SECTION 3.26(b)(v) of the Company Disclosure Letter, neither the Company nor the Company Stockholders has received any notice of any action, suit, proceeding, investigation, audit or claim pending nor, to the Knowledge of the Company, is any such action, suit, proceeding, investigation, audit or claim proposed, against or with respect to the Company or the Subsidiary in respect of any Tax. No notice has been issued to the Company or the Subsidiary regarding any action, suit, proceeding, investigation, audit or claim with respect to any Tax.

                  (vi) The Company and the Subsidiary currently have and have always had a taxable year ending on December 31.

                  (vii) Neither the Company nor the Subsidiary has agreed to, and neither is required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                  (viii) The Company and the Subsidiary have withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

                  (ix) Except as set forth in SECTION 3.26(b)(ix) of the Company Disclosure Letter, neither the Company nor the Subsidiary has requested an extension of time within which to file any Tax Return or pay any Tax or been granted any extension or waiver of the statute of limitations period applicable to any Tax Return or Tax, and all Tax Returns of the Company and the Subsidiary for the preceding three (3) years have been made available to and delivered to the Buyer.

                  (x) There are (and as of immediately following the Closing there will be) no Security Interest on or covering the assets of the Company or the Subsidiary relating or attributable to Taxes, other than liens for Taxes not yet due and payable.

                  (xi) There is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien on the assets of the Company or the Subsidiary or otherwise have a Material Adverse Effect on the Company, the Subsidiary or their respective businesses.

                  (xii) None of the Company's or the Subsidiary's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                  (xiii) Except as set forth in SECTION 3.26(b)(xiii) of the Company Disclosure Letter, there are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company or the Subsidiary that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to
Section 280G, 404 or 162 of the Code.

                  (xiv) No direct or indirect stockholder of the Company or the Subsidiary has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or the Subsidiary.

                  (xv) Neither the Company nor the Subsidiary is, nor has the Company or the Subsidiary ever been, a party to a tax sharing, tax indemnity or tax allocation agreement, and neither the Company nor the Subsidiary have assumed the tax liability of any other Person under contract.

                  (xvi) Except as set forth in Section 3.26(b)(xvi) of the Company Disclosure Letter, neither the Company nor the Subsidiary is, and neither the Company nor the Subsidiary has ever been, a member of an affiliated group filing a consolidated federal income Tax Return.

                  (xvii) Neither the Company nor the Subsidiary has any liability for the Taxes of any individual or entity other than the Company and the Subsidiary, respectively, under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (xviii) Neither the Company nor the Subsidiary is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

              (c) SECTION 3.26(c) of the Company Disclosure Letter contains accurate and complete descriptions of (i) the Company's and the Subsidiary's basis in their respective assets; and (ii) any tax elections affecting the Company and the Subsidiary.

         3.27 EMPLOYEES; OFFICERS AND DIRECTORS.

         Set forth in SECTION 3.27 of the Company Disclosure Letter is a complete list of all employees of the Company and the Subsidiary, including the Company Founders and the Key Employees, who are all employees that the Company and the Subsidiary consider critical to their respective businesses. Except as provided in SECTION 3.28(j) of this Agreement, no employee of the Company or the Subsidiary has any agreement or contract, written or oral, regarding his employment. Except as provided in SECTION 3.28(j) of this Agreement, to the Company's Knowledge, no employee of the Company or the Subsidiary, nor any consultant with whom the Company or the Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or the Subsidiary because of the nature of the business to be conducted by the Company and the Subsidiary. To the Company's Knowledge, the continued employment by the Company and the Subsidiary of their present employees, and the performance of the Company's and the Subsidiary's contracts with their respective independent contractors, will not result in any such violation. Neither the Company nor the Subsidiary has received any notice alleging that any such violation has occurred. No employee of the Company or the Subsidiary has been granted the right to continued employment by the Company or the Subsidiary or to any material compensation following termination of employment with the Company or the Subsidiary, except under the Retention Agreements. To the Company's Knowledge, no officer, employee, or any group of employees, intends to terminate his, her or their employment with the Company or the Subsidiary, and, neither the Company nor the Subsidiary has any present intention to terminate the employment of any officer, employee or group of employees. Neither the Company nor the Subsidiary is a party to or bound by any collective bargaining agreement, nor has the Company or the Subsidiary experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or the Subsidiary. The Company and the Subsidiary are in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, health and employment practices, and discrimination in employment terms and conditions, and are not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiary. There are no pending claims against the Company or the Subsidiary under any workers compensation plan or policy or for long term disability. Premiums for COBRA coverage with respect to any former employees or beneficiaries are paid by the former employees or beneficiaries. There are no proceedings pending or, to the Knowledge of the Company, threatened, between the Company, the Subsidiary and their respective employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiary. Except as provided in
SECTION 3.27 of this Agreement, the Company and the Subsidiary have provided all employees, with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with the Company or the Subsidiary, as the case may be.

         3.28 EMPLOYEES BENEFITS.

              (a) SECTION 3.28(a) of the Company Disclosure Letter contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, the Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans,
(iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, have been delivered to the Buyer. Except where the failure to do so would not have a Material Adverse Effect on the Company or the Subsidiary, each Employee Benefit Plan has been administered in accordance with its terms and each of the Company, the Subsidiary and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto within the time periods provided therefor in the Code and ERISA. The Company, the Subsidiary and all Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

              (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

              (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened. Except as set forth in SECTION 3.28(c) of the Company Disclosure Letter, no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

              (d) None of the Company, the Subsidiary or any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

              (e) At no time has the Company, the Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

              (f) Except as set forth in SECTION 3.28(f) of the Company Disclosure Letter, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or the Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under federal or state law.

              (g) To the Company's Knowledge, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, the Subsidiary or any ERISA Affiliate that would subject the Company, the Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

              (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

              (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or the Subsidiary from amending or terminating any such Employee Benefit Plan.

              (j) SECTION 3.28(j) of the Company Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of the Company or the Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or the Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any Person may receive payments from the Company or the Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or the Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.29 ENVIRONMENTAL MATTERS.

              (a) Neither the Company nor the Subsidiary is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and, to the Company's Knowledge, no material expenditures or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials are used or have been used, stored or disposed of by the Company or the Subsidiary, or to the Company's Knowledge, by any other Person on any properties covered by the Leases during the terms of such Leases. The Company and the Subsidiary have complied in all material respects with the environmental laws applicable to the properties covered by the Leases, including with the terms, conditions, standards and limitations of all environmental permits held by the Company or the Subsidiary in connection with its properties described in the Leases.

              (b) The Company has no Knowledge of any events or conditions that may prevent the continued compliance of the Company's or the Subsidiary's properties under the Leases with all applicable environmental laws for such leased properties, including with the terms, conditions, standards and limitations of all environmental permits held by the Company or the Subsidiary for their respective lease properties covered by the Leases.

              (c) The Company has not received notice of any environmental litigation, administrative or judicial proceeding or order, consent decree, or investigation pending nor, to the Knowledge of the Company, is any environmental litigation, administrative or judicial proceeding or order, consent decree, or investigation threatened against the Company or the Subsidiary.

         3.30 CONFORMITY WITH LAW; LITIGATION.

              (a) None of the Company, the Subsidiary or any Company Stockholder or Key Employee has violated any Laws or any order of any court or Governmental Entity, agency or instrumentality having jurisdiction over it -- including, without limitation, equal employment opportunity (including but not limited to laws prohibiting discrimination and/or harassment) and affirmative action requirements, Buy American Act/North American Free Trade Agreement/Israeli Trade Act/Balance of Payments Program requirements, Service Contract Act requirements, Walsh-Healy Public Contracts Act requirements, Drug-Free Workplace requirements, Anti-Kickback Act requirements, industrial and personnel security requirements, Export Administration Regulation requirements, personnel qualification requirements, etc. -- which (i) affects or relates to this Agreement or the transactions contemplated hereby or (ii) is applicable to the Company, the Subsidiary or their respective businesses. There is no agreement, judgment, injunction, order or decree binding upon the Company or the Subsidiary which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company or the Subsidiary as currently contemplated by the Company or the Subsidiary, any acquisition of property of the Company or the Subsidiary or the conduct of business by the Company or the Subsidiary as currently conducted.

              (b) There are no claims, actions, suits or proceedings, pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any Company Stockholder at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or the Subsidiary or against any of their respective properties or business.

         3.31 RELATIONS WITH GOVERNMENTS. Except as set forth in SECTION 3.31 of the Company Disclosure Letter, none of the Company, the Subsidiary or any Company Stockholder has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor have any of them otherwise taken any action that would cause the Company, the Subsidiary or the Company Stockholders to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any Law of similar effect, nor are any of the items set forth in SECTION 3.31 of the Company Disclosure Letter in violation of any Laws or administrative agency regulations. To the Company's Knowledge, the Company, the Company Stockholders and the Subsidiary are also otherwise compliant with laws and regulations concerning conflicts of interest, lobbying restrictions, and procurement integrity.

         3.32 ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company and the Subsidiary have conducted their respective businesses in the ordinary course, and there has not been:

              (a) any change, by itself or together with other changes, that has had a Material Adverse Effect, or is likely to have a Material Adverse Effect on the Company or the Subsidiary;

              (b) any damage, destruction or loss (whether or not covered by insurance) that has had a Material Adversely Effect on the properties or business of either the Company or the Subsidiary;

              (c) any change in the authorized capital of the Company or the Subsidiary or in their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

              (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or the Subsidiary;

              (e) except as set forth in SECTION 3.32(e) of the Company Disclosure Letter, any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company or the Subsidiary to any of their respective officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company or the Subsidiary entered into, amended or terminated any Employee Benefit Plan, employment, severance or other agreement relating to compensation or fringe benefits;

              (f) any work interruptions, labor grievances or claims filed, or any similar event or condition, having a Material Adverse Effect on the Company or the Subsidiary;

              (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company or the Subsidiary to any Person, including, without limitation, the Company Stockholders or their affiliates;

              (h) any cancellation, waiver, forgiveness or release or agreement to cancel, forgive or release any indebtedness or other obligation owing to the Company or the Subsidiary, including, without limitation, any indebtedness or obligation of the Company Stockholders and their affiliates;

              (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or the Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

              (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the Ordinary Course of Business of the Company or the Subsidiary;

              (k) any waiver of any material rights, debts, or claims of the Company or the Subsidiary;

              (l) any material breach, amendment or termination of any Material Contract, agreement, license, Permit or other right to which the Company or the Subsidiary is a party;

              (m) unless otherwise provided or disclosed herein, any transaction by the Company or the Subsidiary outside the Ordinary Course of Business;

              (n) any capital commitment by the Company or the Subsidiary, either individually or in the aggregate, exceeding $15,000;

              (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Subsidiary or the revaluation by the Company or the Subsidiary of any of its assets;

              (p) any creation or assumption by the Company or the Subsidiary of any mortgage, pledge, Security Interest or other encumbrance on any asset (other than Security Interests arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

              (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company or the Subsidiary of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company or the Subsidiary in excess of $10,000;

              (r) any loan by the Company or the Subsidiary to any Person, incurring by the Company or the Subsidiary of any indebtedness, guaranteeing by the Company or the Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or the Subsidiary or guaranteeing of any debt securities of others;

              (s) any direct or indirect loan made by the Company or the Subsidiary to, or for the benefit of, any stockholder, employee, officer or director of the Company or the Subsidiary, or any members of their immediate families, other than advances made in the Ordinary Course of Business;

              (t) any resignation or termination of any officer or employee of the Company or the Subsidiary and there is no impending or, to the Knowledge of the Company and the Company Stockholders, threatened resignation or termination of any officer or employee of the Company or the Subsidiary;

              (u) the commencement or notice or, to the Knowledge of the Company and the Company Stockholders, threatened commencement, of any lawsuit or proceeding against, or investigation of, the Company, the Subsidiary, the Company Stockholders or any of their respective affairs; or

              (v) negotiation or agreement by the Company or the Subsidiary or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (u) (other than negotiations with the Buyer and its representatives regarding the transactions contemplated by this Agreement).

         3.33 DISCLOSURE. All written agreements, schedules, instruments, exhibits, certificates, Deltek reports, including, without limitation, the Company Disclosure Letter, furnished to the Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Company Stockholders or the Company contained in this Agreement, in the Company Disclosure Letter attached hereto or in any certificate furnished or to be furnished by the Company Stockholders or the Company to the Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact. The Company has no Knowledge of any fact that has specific application to the Company or the Subsidiary (other than general economic or industry conditions) and that will have or is reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary that has not been set forth in this Agreement or the Company Disclosure Letter hereto.

         3.34 BROKER. The Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, except for its obligation to the Windsor Group LLC as described in SECTION 3.34 of the Company Disclosure Letter.

         3.35 COMPANY ACTION. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors
(i) determined that the transaction contemplated herein is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement.

         3.36 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company, the Subsidiary or their respective properties (including, without limitation, their Intellectual Properties) which has or would reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by the Company or the Subsidiary or the conduct of any business by the Company or the Subsidiary, including any exclusive distribution or licensing agreements.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         To induce the Company Stockholders and the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to the Company Stockholders and the Company that, as of the date hereof, the statements contained in this Article IV are true and correct.

         4.1 DUE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its respective businesses in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a Material Adverse Effect on the Buyer. The Buyer has delivered to the Company and Company Stockholders true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Buyer, each as amended. Such Certificate of Incorporation and Bylaws are collectively referred to as the "BUYER CHARTER DOCUMENTS." The Buyer is not in violation of any Buyer Charter Documents.

         4.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (i) 75,000,000 shares of Buyer Stock, of which, as of November 9, 2001, 25,927,220 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and
(ii) 10,000,000 shares of undesignated capital stock, par value $0.01 per share, none of which are issued and outstanding. As of November 9, 2001, options to purchase 4,428,439 shares of Buyer Stock are issued and outstanding under the Buyer employee and director benefit programs (collectively, the "BUYER PLANS"). Except as contemplated by this Agreement, under the Buyer Plans or in the Buyer's public filings, there are no other options, warrants, calls, rights, commitments or agreements to which the Buyer is a party and by which the Buyer is bound obligating the Buyer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Buyer or obligating the Buyer to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Buyer issued and outstanding. All of the Closing Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free and clear of all preemptive rights or Security Interests.

         4.3 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The Buyer has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transaction contemplated thereby. The execution and delivery of this Agreement and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Company and the Company Stockholders, constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

         4.4 NO CONFLICTS. Assuming compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, and any other documentation required by the DGCL, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

              (a) conflict with, or result in a breach or violation of the Buyer's Charter Documents, or any resolution adopted by the board of directors of the Buyer;

              (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any document, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, mortgage, instrument of indebtedness, Security Interest or other instrument to which the Buyer is a party by which the Buyer is bound or result in the creation or imposition of any Security Interest on any of the Buyer's assets pursuant to
(i) any Laws to which the Buyer or any of its assets is subject or (ii) any judgment, order, writ, injunction or decree of any court or Governmental Entity to which the Buyer is bound or any of its assets is subject;

              (c) result in termination or any impairment or material breach of any permit, license, franchise, contractual right or other authorization of the Buyer; or

              (d) violate any Law, order, judgment, rule, regulation, decree or ordinance to which the Buyer is subject or by which the Buyer is bound.

         4.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has filed complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2000 (such reports are collectively referred to herein as the ("BUYER SEC REPORTS"). The Buyer SEC Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2000 through the date of this Agreement. The Buyer SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited financial statements of the Buyer included in the Buyer SEC Reports
(i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby

(except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer .

         4.6 BROKER. The Buyer and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.7  CONFORMITY WITH LAW; LITIGATION.

              (a) Buyer has not violated any Laws or any order of any court or Governmental Entity, agency or instrumentality having jurisdiction over it -- including, without limitation, equal employment and affirmative action requirements, Buy American Act/North American Free Trade Agreement/Israeli Trade Act/Balance of Payments Program requirements, Service Contract Act requirements, Walsh-Healy Public Contracts Act requirements, Drug-Free Workplace requirements, Anti-Kickback Act requirements, industrial and personnel security requirements, Export Administration Regulation requirements, personnel qualification requirements, etc. -- which (i) affects or related to this Agreement or the transactions contemplated hereby or (ii) is applicable to the Buyer or its business. There is no agreement, judgment, injunction, order or decree binding upon the Buyer which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Buyer as currently contemplated by the Buyer, any acquisition of property of the Buyer or the conduct of business by the Buyer as currently conducted.

              (b) There are no claims, actions, suits or proceedings, pending or, to the knowledge of Buyer, threatened against or affecting the Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Buyer or against any of its properties or business.

         4.8 INVESTMENT INTENT. The Buyer is acquiring shares of Company Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act or any successor law, or regulations or rules issued pursuant to that Act or any successor law.

         4.9 COMPANY ACTION. The board of directors of the Buyer, by resolution duly authorized, have (i) determined that the transaction contemplated herein is fair and in the best interests of the Buyer and each of its stockholders, and
(ii) adopted this Agreement in accordance with the provisions of the DGCL.

         4.10 ABSENCE OF CERTAIN CHANGES. Since June 30, 2001, the Buyer has conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, any material adverse change in the assets, business, financial condition or results of operations of the Buyer.

         4.11 INVESTIGATION. The Buyer is knowledgeable about the industry in which the Company operates and is experienced in the management of business. The Buyer has conducted a due diligence investigation of the Company.

         4.12 DISCLOSURE All written agreements, schedules, instruments, exhibits and certificates furnished to the Company and Company Stockholders pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Buyer contained in this Agreement or in any certificate furnished or to be furnished by the Buyer to the Company and Company Stockholders in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact. The Buyer does not have any knowledge of any fact that has specific application to the Buyer (other than general economic or industry conditions) and that will have or is reasonably likely to have a Material Adverse Effect on the Buyer that has not been set forth in this Agreement.

                                    ARTICLE V
                                    COVENANTS

         5.1 BEST EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         5.2 NOTICES AND CONSENTS. Each of the Buyer, the Company, and the Company Stockholders shall use its respective best efforts to obtain, at its expense, all such waivers, Permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer, the Company, or the Subsidiary, respectively, in connection with the transactions contemplated by this Agreement.

         5.3 GOVERNMENT CONTRACTS. If the United States Government requires the execution of a novation agreement(s) for a Subject Contract(s) under 48 C.F.R. Subpart 42.12, the Company and/or the appropriate representatives of the Company agree to execute such novation agreement(s), if required, and to undertake all actions necessary to facilitate execution of any novation agreement(s).

         5.4  SECURITY LAWS.

              (a) Prior to the Closing, the Company shall not take any action that would cause the number of Company Stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement or that would cause any Person who does not meet the standards of Regulation D required for "purchasers" under Regulation D to become a stockholder.

              (b) The Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Stock in connection with the transaction contemplated herein. The Company shall use its best efforts, to the extent commercially reasonable, to assist the Buyer as may be necessary to comply with such securities and blue sky laws.

         5.5 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement up until the Closing, the Company and the Subsidiary shall conduct their respective operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep their physical assets in good working condition, keep available the services of their respective current officers and employees and preserve their respective relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and ongoing businesses shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, neither the Company nor the Subsidiary shall, without the written consent of the Buyer:

              (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, options or warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, options or warrants;

              (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

              (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or make any loans, advances or capital contributions to, or investments in, any other Person, except in the Ordinary Course of Business;

              (d) except for pay increases or bonus awards in the Ordinary Course of Business, enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
SECTION 3.28 (except as required by applicable law or to protect tax deferred status) or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

              (e) acquire, sell, lease, encumber or dispose of any material assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

              (f) except as otherwise provided herein, amend any of their Charter Documents;

              (g) change in any material respect their accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or as required by the Buyer;

              (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

              (i) mortgage or pledge any of their property or assets or subject any such assets to any Security Interest;

              (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

              (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive, release or assign any rights under, any Material Contract or agreement;

              (l) except as otherwise provided herein, make or commit to make any capital expenditure in excess of $10,000 per item;

              (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company or any Company Stockholder set forth in this Agreement becoming untrue or (ii) any of the conditions to the transaction set forth in Article VI not being satisfied;

              (n) hire, terminate or discharge any employee or engage or terminate any consultant except in the Ordinary Course of Business; PROVIDED, HOWEVER, the Company shall provide prompt notice to the Buyer of any such termination;

              (o) enter into any material contract, other than in the Ordinary Course of Business and as provided to the Buyer, or any material amendment or termination of, or default under, any Material Contract to which the Company is a party or by which it is bound;

              (p) commence any litigation other than (i) for the routine collection of bills or (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's or the Subsidiary's business, provided that Company consults with the Buyer prior to the filing of such a suit;

              (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

              (r) agree in writing or otherwise to take any of the foregoing actions.

         5.6 FULL ACCESS. The Company shall permit representatives of the Buyer to have full access (upon reasonable notice and at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company or the Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and the Subsidiary, subject to compliance with applicable confidentiality obligations of the Company and the Subsidiary.

         5.7 NOTICE OF BREACHES. The Company and the Company Stockholders shall promptly deliver to the Buyer written notice of any event or development of which any of Company or any Company Stockholder is aware and that would
(a) render any statement, representation or warranty of the Company or Company Stockholder in this Agreement (including the Company Disclosure Letter) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company or any Company Stockholder of, or a failure by the Company or any Company Stockholder to comply with, any agreement or covenant in this Agreement applicable to such Party. The Buyer shall promptly deliver to the Company written notice of any event or development of which the Buyer is aware that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or
(ii) constitute or result in a breach by the Buyer of, or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to such Party. The delivery of any notice pursuant to this SECTION 5.7 shall not, without the express written consent of the other Parties, be deemed to
(x) modify the representations or warranties hereunder of the Party delivering such notice, (y) modify the conditions set forth in Article 6 or (z) limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         5.8 EXCLUSIVITY. The Company and the Company Stockholders agree that from the date of execution of this Agreement until the earlier of (a) Closing or
(b) termination of this Agreement in accordance with Article VII, none of the Company, the Subsidiary or the Company Stockholders shall: (i) directly or indirectly communicate or engage in negotiations regarding, or provide information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person other than the Buyer to do or seek, an acquisition of all or any part of the equity interests or assets of the Company (by merger, consolidation or otherwise) or the Subsidiary; (ii) directly or indirectly solicit, initiate, entertain or encourage any proposal or offer related to such an acquisition; or (iii) enter into any understanding, letter of intent or agreement in connection with the foregoing. The Company and the Company Stockholders agree to notify the Buyer promptly of the receipt of any inquiry, offer or proposal by the Company, the Subsidiary, the Company Representatives or the Company Stockholders relating to such an acquisition. The term "INDIRECTLY" shall include, but not be limited to, through authorized representatives or agents of the Company, the Subsidiary or the Company Stockholders. The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this SECTION 5.8.

         5.9 EMPLOYEE MATTERS. Upon Closing, the employees identified on EXHIBIT C attached hereto shall remain in their current positions with the Company with their current titles and salaries. Subject to Buyer's standard policies and procedures and subject to continuation of any Company employee benefits, the Buyer shall use commercially reasonable efforts to make available to the employees of the Company all employee benefits then offered to employees of the Buyer of similar positions and responsibilities, including stock options.

         5.10 REGISTRATION RIGHTS. At or before Closing, the Buyer and the Company Stockholders shall each execute the Registration Rights Agreement attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT").

         5.11 ESCROW AGREEMENT. At or before Closing, the Buyer, the Escrow Agent and the Company Stockholders shall execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as EXHIBIT E (the "ESCROW AGREEMENT").

         5.12 UNPAID TAXES; REFUNDS. The Company Stockholders, jointly and severally, covenant and agree to reimburse promptly the Buyer for any amount by which the Company's and the Subsidiary's liability for unpaid Taxes, if any, for all periods or portions thereof ending on or before the Closing Date exceeds the amount of the current liability accruals for Taxes, which Taxes are computed in accordance with federal tax principles and not GAAP (excluding reserves for deferred Taxes) set forth on the Company Financial Statements (which include the Subsidiary and are prepared on or before the Closing Date) as such accruals are adjusted on the books and records of the Company and the Subsidiary for operations and transactions in the Ordinary Course of Business through the Closing Date in accordance with past custom and practice of the Company and the Subsidiary.

         5.13 TAX RETURNS. The Company shall prepare and timely file, and the Company Stockholders shall cooperate with the Company in the preparation and timely filing of, all Tax Returns required to be filed by or on behalf of the Company and the Subsidiary prior to the Closing Date. The Buyer shall have a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. The Company shall timely pay any Taxes shown as due by the Company and the Subsidiary on the Tax Returns described in this SECTION 5.13.

         5.14 COOPERATION ON TAX MATTERS.

              (a) The Buyer, the Company, the Subsidiary and the Company Stockholders (at no expense to the Company Stockholders) shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other parties' request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Company Stockholders agree
(i) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Company Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other parties so request, the Company, the Subsidiary or the Company Stockholders, as the case may be, shall allow the other parties to take possession of such books and records.

              (b) The Buyer and the Company Stockholders shall jointly make a timely election provided for by Section 338(h)(10) of the Code and
Section 1.338(h)(10) of the Treasury regulations (and any comparable election under state or local laws) (collectively, the "ELECTION") with respect to the acquisition of the Company Stock. The Purchase Price shall be allocated among the assets of the Company for purposes of completing all forms of any nature necessary to effectuate the Election (including, but not limited to, Internal Revenue Service Form 8023, Corporate Qualified Stock Purchase, and any similar forms under applicable state or local law) (the "SECTION 338 FORMS") in accordance with applicable U.S. Treasury regulations. Such allocation shall be agreed upon by the Buyer and Company Stockholders as of the Closing Date and shall be set forth on EXHIBIT F attached hereto and made a part hereof. Based on such allocation, the Buyer and the Company Stockholders shall jointly prepare the Section 338 Forms and the Buyer and the Company shall execute and deliver the Section 338 Forms to one another for filing. The Company and the Buyer shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and in accordance with this Agreement. The Company and the Buyer shall report the acquisition by the Buyer of the Company Stock pursuant to this Agreement consistent with the Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise.

              (c) The Buyer and the Company Stockholders further agree, upon request, to use their reasonable efforts (without expense to the Company Stockholders) to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

         5.15 PAYMENT OF TRANSACTION TAXES. All Taxes (including any penalties and interest) incurred by the Buyer arising from the tax election referred to in
SECTION 5.14(b) of this Agreement the transactions consummated hereunder (the "TRANSACTION TAXES"), shall be paid as follows:

              (a) the Buyer and the Company Stockholders shall each pay fifty percent (50%) of the first $1,000,000 in Transaction Taxes; and

              (b) any amount of Transaction Taxes in excess of $1,000,000 shall be paid solely by the Buyer.

The Buyer shall indemnify and hold harmless the Company, each of the Company's Stockholders, their respective officers, directors, agents, employees, heirs, executors and administrators and each Person, if any, who controls or may control the Company or the Company's Stockholders within the meaning of the Securities Act from any losses, costs, damages, liabilities or expenses arising out of Buyer's failure to pay any Transaction Taxes or to pay such Transaction Taxes on a timely basis.

         5.16 PAYMENT OF RETENTION BONUSES. At Closing, the Buyer shall pay each Key Employee actively employed by the Company as of the Closing Date (whether or not offered continued employment by the Buyer after Closing), the amount in cash appearing next to such Key Employee's name on EXHIBIT G attached hereto (an "INITIAL KEY EMPLOYEE BONUS PAYMENT" and collectively, the "INITIAL KEY EMPLOYEE BONUS PAYMENTS"), which Key Employee Bonus Payments shall be determined in accordance with the terms of the Retention Agreement. On the one-year anniversary of the Closing, the Buyer shall pay each Key Employee who received an Initial Key Employee Bonus Payment and is eligible for payment of an additional amount under the terms of such Key Employee's Retention Agreement, as the case may be, an amount in cash equal to such Key Employee's Initial Key Employee Bonus Amount. The Buyer shall be responsible for all payroll tax withholding and contribution obligations related to such payments.

         5.17 BECKWITH AGREEMENT.

         In accordance with the Beckwith Agreement, as amended, the Buyer hereby covenants and agrees to, or cause the Company to, pay Beckwith the monthly amount of $1,722.00 commencing November 30, 2001 and continuing each month for a period of twenty-three (23) months thereafter.

         5.18 SPLIT DOLLAR LIFE INSURANCE POLICIES. The Company and the Company Stockholders covenant and agree that (i) prior to December 31, 2001, the Company and the Company Stockholders shall cause each of the trustees party to the Split Dollar Insurance Agreements to terminate the Split Dollar Insurance Agreements by providing written notice of termination to the Company, (ii) neither the Company nor the Buyer will have any obligation to pay any premium amount pursuant to the Split Dollar Insurance Agreements on or after the Closing,
(iii) on or before December 31, 2001, the Company Stockholders will cause to be paid to, or will direct payment to, the Buyer the full amount of the cash surrender value, if any, of the Split Dollar Life Insurance Policies determined as of the date of Closing, and (iv) upon receipt of such payment, the Company shall terminate the Split Dollar Insurance Collateral Assignments such that the Company or the Buyer will fully release its security interest in the Split Dollar Life Insurance Policies.

         5.19 TERMINATION OF 401(K) PLAN. The Buyer shall be responsible for all costs associated with the termination of the 401(k) Plan (as defined in SECTION 6.2(m)) pursuant to SECTION 6.2(m).

         5.20 DELIVERY OF STOCK CERTIFICATES. Buyer covenants and agrees that, within three (3) business days after Closing, the Buyer shall deliver to the Company Stockholders stock certificates issued in the names of the Company Stockholders for the number of shares of Buyer Stock designated by the Company Stockholders representing the Closing Shares.

         5.21 REASONABLE COMMERCIAL EFFORTS AND FURTHER ASSURANCES. Each of the Parties shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby including, without limitation, (i) the termination of the (1) BoA Loan, (2) the BoA Loan Agreement, (3) that certain Guaranty Agreement dated May 28, 1999, executed by K. David Boyer, as Guarantor thereunder, and BoA, as Bank thereunder, and (4) any Security Interest in favor of BoA covering any of the Company's properties or assets in connection therewith and (ii) the Subordination Agreement.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF TRANSACTION

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transaction shall have been issued, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction which makes the consummation of the transaction illegal. There shall be no action, suit, claim or proceeding of any nature pending or threatened against the Company or the Subsidiary or their respective properties or any of their officers or directors, which could have a Material Adverse Effect on the Company or the Subsidiary.

         6.2 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transaction is subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Company Stockholders set forth in Article III shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date.

              (b) PERFORMANCE OF CONDITIONS. The Company shall have performed or complied with in all material respects all terms, agreements, covenants and conditions required to be performed, complied with or satisfied under this Agreement as of or prior to Closing.

              (c) DELIVERY OF CERTIFICATES. The Company shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in SECTION 6.1 (to the extent the Company or the Subsidiary is a party or is named therein) and clauses (a) and (b) of this SECTION 6.2 are satisfied in all respects.

              (d) BECKWITH AMENDMENT. Prior to Closing, the Company and William
J. Beckwith ("BECKWITH") shall have executed and the Company shall have delivered to Buyer that certain Employment Agreement executed May 31, 1991 between the Company and Beckwith (the "BECKWITH AGREEMENT") in substantially the same form as EXHIBIT K attached hereto (the "BECKWITH AMENDMENT").

              (e) NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENTS. Each Company Founder shall have executed and delivered to the Buyer a Non-Competition, Non-Solicitation and Non-Disclosure Agreement substantially in the form attached hereto as EXHIBIT B.

              (f) OPINION OF COUNSEL. The Buyer shall have received from Covington & Burling, special counsel to the Company and the Company Stockholders, an opinion in form and substance reasonably satisfactory to the Buyer and dated as of the Closing Date.

              (g) CHARTER DOCUMENTS. The Company Stockholders and the Company shall have delivered to the Buyer (i) true, complete and correct copies of the Certificate of Incorporation of the Company and the Subsidiary as each are currently in effect, certified by an appropriate authority in the state of their incorporation and (ii) copies of the Bylaws of the Company and the Subsidiary certified by the Secretary of the Company and the Subsidiary, respectively.

              (h) COMPANY STOCKHOLDER EQUITY. The Company Stockholder Equity Amount shall not have decreased.

              (i) LANDLORD CONSENTS. The Company shall have delivered any notices and obtained all consents required pursuant to any Lease to which the Company or the Subsidiary is a party. The Company shall have provided the Buyer with copies of such notices and written consents executed by the landlords requiring such notices and consents.

              (j) GOVERNMENT CONSENTS. Prior to Closing the Company shall have delivered any notices and obtained all consents required pursuant to any Government Contracts to which the Company or the Subsidiary is a party or by any Governmental Entity. The Company shall have provided the Buyer with copies of such notices and written consents executed by the parties requiring such notices and consents.

              (k) MATERIAL CONTRACTS. Prior to Closing, the Company shall have delivered any notices and obtained all consents required pursuant to any Material Contracts to which the Company or the Subsidiary is a party. The Company shall have provided the Buyer with copies of such notices and written consents executed by the parties requiring such notices and consents.

              (l) TRANSFER OF BENEFITS CONTRACTS. The Company shall take all steps necessary, upon request by the Buyer, to cause the transfer of all insurance policies and third-party service contracts relating to Company and the Subsidiary employee benefits to the Buyer or its designee.

              (m) TERMINATION OF 401(K) PLAN. On or before Closing, the Company shall have delivered to the Buyer resolutions approved by the Company's Board of Directors, dated and effective as of at least one (1) day prior to Closing, authorizing and directing that the Company shall cease all contributions to and discontinue the rights of any participant to accrue additional benefits under the Company's Savings and Retirement Plan (the "401(K) PLAN") effective as the date of such resolutions and that the 401(k) Plan has been terminated effective as of the date of such resolutions.

              (n) AMENDMENT OF POLICY AND PROCEDURES. The Company shall have amended Policy 808.00 of the Company's Policy and Procedures, entitled "Notice of Separation of Employment Policy" (the "EMPLOYMENT SEPARATION POLICY") such that the Employee Separation

Policy shall expire by its own terms on December 31, 2001 as shall no longer be of any force or effect (the "POLICY AMENDMENT"). The Policy Amendment shall be acceptable to Buyer in Buyer's sole discretion and shall be completed in accordance with the Employment Separation Policy and all requisite approvals shall be obtained. Notices shall be delivered in accordance with the Employment Separation Policy prior to a date to be mutually agreed upon by the Buyer and the Company Stockholders (but in no event later than November 30, 2001).

              (o) TERMINATION OF BB&T SUBORDINATION AGREEMENT. The Company shall have provided the Buyer with a pay-off letter from BB&T describing all amounts due and owing under the BB&T Note as of the Closing.

              (p) ETHICS POLICY. Each Company Founder shall have executed and delivered to the Buyer the Buyer's Ethics Policy in the form attached hereto as
EXHIBIT I.

              (q) BOARD RESIGNATION. Buyer shall have received the resignation of K. David Boyer, Jr. from the Company's Board of Directors effective as of the date of Closing.

              (r) SPLIT DOLLAR INSURANCE AGREEMENTS. The Company and the Company Stockholders shall have provided Buyer with written evidence that the amendments required to be completed pursuant to SECTION 5.18(a) have been completed in accordance therewith.

              (s) OTHER DOCUMENTS. The Company and the Company Stockholders shall have delivered such other documents as the Buyer may reasonably request for the purpose of evidencing the accuracy of the Company's and the Company Stockholders' representations and warranties, evidencing the performance by the Company or any Company Stockholder of, or the compliance by the Company or any Company Stockholder with, any covenant or obligation required to be performed or complied with by the Company or such Company Stockholder and evidencing the satisfaction of any condition referred to in this SECTION 6 or otherwise facilitating the consummation or performance of the transactions contemplated under this Agreement.

         6.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company to consummate the transaction is subject to the satisfaction of the following additional conditions:

              (a) PERFORMANCE OF CONDITIONS. The Buyer shall have performed or complied with in all material respects all terms, agreements, covenants and conditions required to be performed or complied with under this Agreement as of or prior to Closing.

              (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer set forth in Article IV shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date.

              (c) DELIVERY OF CERTIFICATES. The Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in SECTION 6.1 (to the extent the Buyer is a party or is named therein) and clause (a) and (b) of this SECTION 6.3 are satisfied in all respects.

              (d) REGISTRATION RIGHTS AGREEMENT. The Buyer shall have executed the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D.

              (e) OPINION OF COUNSEL. The Company and the Company Stockholders shall have received from Piper Marbury Rudnick & Wolfe, LLP, counsel to the Buyer, an opinion in form and substance reasonably satisfactory to the Company and the Company Stockholders and dated as of the Closing Date.

              (f) RELEASE OF COMPANY STOCKHOLDER INDEBTEDNESS. The Buyer shall have executed the Termination and Release Agreement in substantially the same form as EXHIBIT M attached hereto, releasing the Company Stockholders from further obligations under the Company Stockholder Indebtedness and acknowledging the full payment and satisfaction thereunder.

              (g) OTHER DOCUMENTS. The Buyer shall have delivered such other documents as the Company and the Company Stockholders may reasonably request for the purpose of evidencing the accuracy of the Buyer's representations and warranties, evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer and evidencing the satisfaction of any condition referred to in this SECTION 6.3 or otherwise facilitating the consummation or performance of the transactions contemplated under this Agreement.

                                  ARTICLE VII
                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to Closing as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) any Party may terminate this Agreement by giving written notice to the other Parties upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the transaction that has become final and nonappealable;

              (c) any Party may terminate this Agreement by giving written notice to the other Party if the other Party is in material breach of any representation, warranty or covenant of such other Party contained in this Agreement, which breach shall not have been cured, if subject to cure, within ten (10) business days following receipt of the breaching party of written notice of such breach by the other Party;

              (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before November 30, 2001, by reason of the failure of any condition precedent under
SECTION 6.1 OR 6.2 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); and

              (e) the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before November 30, 2001, by reason of the failure of any condition precedent under SECTION 6.1 OR 6.3 hereof (unless the failure results primarily from a breach by the Company or any Company Stockholder of any representation, warranty or covenant contained in this Agreement.

         7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTION 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party. Notwithstanding the foregoing, the following obligations shall survive termination of this
Agreement: (i) liability of any Party for willful breaches of this Agreement;
(ii) confidentiality, as provided in SECTION 9.1; and (iii) each Party's obligation to bear its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated herein as provided in SECTION 9.11.

         7.3 AMENDMENT. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that an amendment made subsequent to the adoption of the Agreement by Company Stockholders shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Stock;
(ii) alter or change any term of the Charter Documents; or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Company Stock.

         7.4 EXTENSION; WAIVER. At any time prior to Closing, any Party may, to the extent permitted under applicable law (i) extend the time for the performance of any of the obligations or other acts of the other Parties;
(ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  ARTICLE VIII
                           ESCROW AND INDEMNIFICATION

         8.1 INDEMNIFICATION. Subject to Section 8.2, the Company Stockholders, jointly and severally, shall indemnify and hold harmless the Buyer and its respective officers, directors, agents and employees, and each Person, if any, who controls or may control the Buyer within the meaning of the Securities Act (hereinafter referred individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation reasonable legal fees and any claims that cannot be sufficiently satisfied by the Holdback Amount for which the Buyer shall be entitled to deduct amounts to satisfy such claims (without regard to the threshold amounts set forth in SECTION 8.5(a) herein) from the Escrow Fund subject to and in accordance with SECTION 2.5 of this Agreement, net of any recoveries under existing insurance policies, tax benefit received by the Buyer as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by the Buyer pursuant to counterclaims made by any of them directly relating to the facts or circumstances giving rise to such third party claims (collectively, "DAMAGES") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company or any Company Stockholder in this Agreement, the Company Disclosure Letter or any Exhibit to this Agreement. The Buyer shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

         8.2 ESCROW FUND. Upon Closing, the Escrow Funds shall be deposited with an institution selected by the Buyer with the reasonable consent of the Company (the "ESCROW FUND"), and a Person selected by the Buyer with the reasonable consent of the Company shall serve as Escrow Agent (the "ESCROW AGENT"). The Escrow Fund shall be governed by the terms set forth herein and in the Escrow Agreement attached hereto as EXHIBIT E. The Escrow Fund shall be subject to reduction to satisfy the obligations of the Company and the Company Stockholders under this Article VIII. Except as otherwise provided herein, the Escrow Fund shall be the sole and exclusive remedy to compensate the Buyer pursuant to the indemnification obligations of the Company Stockholders set forth in SECTION 8.1(a); PROVIDED, HOWEVER, that the total amount payable by the Company Stockholders in the case of any claims arising hereunder based on fraud, intentional or grossly negligent misrepresentation or relating to any Tax matter under SECTION 3.26, shall not be subject to any limitation on liability and shall not be limited by the Escrow Fund; PROVIDED, FURTHER, that notwithstanding anything to the contrary herein, any claims for indemnification of the Buyer arising under Article VIII of this Agreement based on grossly negligent misrepresentation shall survive only until the date that is one (1) year after the date of Closing and the total amount payable by the Company Stockholders in the case of any claims based on grossly negligent misrepresentation shall not exceed Four Million Five Hundred Dollars ($4,500,000) in the aggregate.

         8.3  NOTIFICATION OF CLAIMS. Notwithstanding the provisions of
SECTION 8.1, the Buyer may not receive any payment from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in SECTION 8.5 below) identifying the requirements of SECTION 8.5(a)(ii) and identifying Damages has been delivered to the Escrow Agent as provided in
SECTION 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case the Buyer shall receive a cash amount equal to the full amount of Damages.

         8.4 ESCROW PERIOD. The "ESCROW PERIOD" shall terminate upon the close of business on the earlier of (i) the delivery to the Buyer of the signed report of PricewaterhouseCoopers LLP (or any successor auditor) on the Buyer's financial statements for the year ending December 31, 2001 or (ii) March 31, 2002; PROVIDED, HOWEVER, that a portion of the Escrow Fund, which, in the reasonable judgment of the Buyer, subject to the objection of the Company Stockholders and the subsequent arbitration of the matter in the manner provided in SECTION 8.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Such retained portion of the Escrow Fund shall be retained only until the claim for indemnification pursuant to which such portion is being retained is settled or finally determined between the Buyer and the Company Stockholders in accordance with SECTION 8.7 below.

         8.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of the Buyer (an "OFFICER'S CERTIFICATE"):

              (a) stating that with respect to the indemnification obligations of Company Stockholders, Damages exist in an aggregate amount greater than One Hundred Forty Two Thousand Five Hundred Dollars ($142,500) (which aggregate amount shall not include any individual items for which Damages of less than Thirty Five Thousand Dollars ($35,000) are claimed); and

              (b) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VIII, deliver to the Buyer out of the Escrow Fund, as promptly as practicable, cash held in the Escrow Fund having a value determined in accordance with this SECTION 8.5(b) equal to such Damages with respect to the indemnification obligations of Company Stockholders set forth in
SECTION 8.1. The Escrow Agent will not release any portion of the Escrow Fund to the Buyer pursuant to an Officer's Certificate until such claim has been resolved or is uncontested in accordance with SECTION 8.6 below.

         8.6 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Company Stockholders and for a period of twenty (20) days after such delivery, the Escrow Agent shall make no delivery of Escrow Funds pursuant to Section 8.5 hereof unless the Escrow Agent shall have received written authorization from each of the Company Stockholders to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of a cash amount from the Escrow Fund in accordance with Section 8.5 hereof, provided that no such payment or delivery may be made if any of the Company Stockholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to the Buyer prior to the expiration of such twenty (20) day period.

         8.7  RESOLUTIONS OF CONFLICTS AND ARBITRATION.

              (a) In case the Company Stockholders shall so object in writing to any claim or claims by the Buyer made in any Officer's Certificate, the Buyer shall have twenty (20) days from receipt of a Company Stockholders' objections under Section 8.6 to respond in a written statement to the objection of the Company Stockholders. If after such twenty (20) day period there remains a dispute as to any claims, the Company Stockholders and the Buyer shall attempt in good faith for twenty (20) days thereafter to agree upon the rights of the respective parties with respect to each of such claims. If the Company Stockholders and the Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute cash from the Escrow Fund in accordance with the terms thereof.

              (b) If no such agreement can be reached after good faith negotiation, either the Buyer or the Company Stockholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, the Buyer and the Company Stockholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

              (c) Arbitration shall be held in Fairfax County, Virginia under the commercial rules then in effect of the American Arbitration Association or any other means mutually agreeable to the Parties. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association (or such other applicable administrative fee), and the expenses, including without limitation attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

              (d) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

         8.8 THIRD-PARTY CLAIMS. In the event the Buyer becomes aware of a third-party claim which the Buyer believes may result in a demand against the Escrow Fund, the Buyer shall promptly notify the Company Stockholders of such claim, and the Company Stockholders shall be entitled, at their expense, to participate in any defense of such claim. The Buyer shall have the right to settle any such claim; PROVIDED, HOWEVER, that the Buyer may not effect the settlement of any such claim without the prior written consent of the Company Stockholders, which consent shall not be unreasonably withheld. Following notice of any claim, the Buyer shall notify the Company Stockholders of any discussions, negotiations or other material developments affecting such claim and, to the extent commercially reasonable, permit the Company Stockholders to participate in any such discussions or negotiations.

         8.9 PAYMENT OF CLAIMS. Damages that: (i) are accepted as valid by the Company Stockholders; or (ii) are determined to be valid by arbitration as described in this Article VIII, shall be withdrawn from the Escrow Fund.

         8.10 LIMITATION. No claim for indemnification, breach of warranty or otherwise may be brought by the Buyer, its officers, directors, agents, employees and affiliates, against the Company Stockholders after expiration of the Escrow Period. Notwithstanding the foregoing or any other provision to the contrary contained in this Agreement, (i) claims for indemnification relating to any Tax matter or based on fraud or intentional misrepresentation shall survive until expiration of the relevant statute of limitations and (ii) any claim for grossly negligent misrepresentation shall survive until the date that is one (1) year after the date of Closing.

         8.11 BROKER'S FEES.

              (a) The Company Stockholders jointly and severally will indemnify and hold Buyer harmless from any payment alleged to be due for any brokerage or finder's fee or agent's commission or other payment in connection with this Agreement to be due by or through the Company or any Company Stockholder as a result of the action of the Company or any Company Stockholder or their officers, employees or agents.

              (b) The Buyer will indemnify and hold the Company Stockholders harmless from any payment alleged to be due for any brokerage or finder's fee or agent's commission or other payment in connection with this Agreement to be due by or through the Buyer as a result of the action of the Buyer or its officers, employees or agents.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 CONFIDENTIALITY, PRESS RELEASES AND ANNOUNCEMENTS. No Party hereto shall (or permit its Representatives (as defined below) to), directly or indirectly: (i) make any disclosure relating to any matter contemplated by this Agreement; (ii) disclose to any third party that discussions are taking place among the Parties regarding the transaction; or (iii) disclose any information received from another Party or its Representatives (as defined below) in connection with the transaction, including without limitation, information received during a Party's due diligence investigation (such party receiving such information, the "RECEIVING Party" and such party disclosing such information, the "DISCLOSING PARTY"); except as required by law or judicial or administrative processes. Information will not be subject to the provisions of this SECTION 9.1 which (x) is or becomes publicly available other than as a result of a breach by the Receiving Party; (y) is or becomes available on a non-confidential basis from a source which is not prohibited by contract or law from disclosing such information to the Receiving Party; or (z) was known by the Receiving Party prior to the disclosure thereof by the Disclosing Party other than by means that would be a violation of this SECTION 9.1 had it been in effect at the time of disclosure. The Parties agree that the terms of this Agreement are confidential and shall not be shared with or disclosed to any other Person other than the Parties' respective Representatives who have agreed to maintain the confidentiality thereof. As used herein, the term "REPRESENTATIVES" refers to each of the Buyer's, the Company's and the Subsidiary's respective directors, officers, employees, affiliates, representatives or agents. The Parties acknowledge and agree that any breach of this SECTION 9.1 by a Party would cause irreparable harm to the other Parties hereto and that, in such event, such other Parties shall have the right, among other things, to seek preliminary and injunctive relief, in addition to any other relief to which such other Parties may be entitled. In the event that the transaction is not consummated, the Receiving Party shall promptly return all such written information provided by the Disclosing Party or its Representatives and destroy any copies or notes derived therefrom.

No Party shall issue any press release or make any public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties, such proposed disclosure being made available to the other Party for review a reasonable period prior to its intended disclosure; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions in
Article II concerning issuance of the Closing Shares are intended for the benefit of the Company Stockholders.

         9.3 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Letter, the Exhibits, the documents and instruments and other agreements among the parties referred to herein and the nondisclosure agreement signed by each of the Parties prior to the date hereof constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

         9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         9.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service or sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail, in each case to the intended recipient as set forth below:

         If to the Company:

                  TROY Systems, Inc.
                  3701 Pender Drive, Suite 500
                  Fairfax, VA 22030

         Copies to:

                  Covington & Burling
                  1201 Pennsylvania Ave., N.W.
                  Washington, DC 20004-2401
                  Attention: Paul V. Rogers, Esq.

         If to the Buyer:

                  PEC Solutions, Inc.
                  12750 Fair Lakes Circle
                  Fairfax, VA 22033
                  Attention: Sharon Owlett, Esq.

         Copy to:

                  Piper Marbury Rudnick & Wolfe, LLP
                  1775 Wiehle Avenue, Suite 400
                  Reston, VA  20190-5159
                  Attention:  Nancy A. Spangler, Esq.

         If to the Company Stockholders:

                  The Persons identified on EXHIBIT A
                  At the addresses appearing under such
                  Person's name

         Copies to:

                  Covington & Burling
                  1201 Pennsylvania Ave., N.W.
                  Washington, DC 20004-2401
                  Attention: Paul V. Rogers, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

         9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant.

         9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed, provided that this Agreement shall not then substantially deprive either Party of the bargained-for performance of the other Party.

         9.11 EXPENSES. The Company Stockholders (and not the Company) shall be solely responsible for the fees, costs, expenses and disbursements of the Company and the Company Stockholders and each of their respective agents, representatives, financial advisers, accountants and counsel incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated herein. The Buyer has and will pay the fees, expenses and disbursements of the Buyer and each of its agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

         9.12 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

         9.13 NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENTS. The noncompetition and confidentiality provisions of each of the Non-Competition, Non-Solicitation and Non-Disclosure Agreements constitute a material part of the purchase and sale transaction contemplated by this Agreement and are supported by adequate consideration.

         9.14 SPECIFIC PERFORMANCE; REMEDIES. Each Party hereto acknowledges that the other Parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition provisions referenced in Section 9.14. It is accordingly agreed that, in addition to any other remedies that may be available upon the breach of any such covenants or agreements, each Party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the covenants and agreements contained in this Agreement.

         9.15 CONSTRUCTION. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         9.16 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Company Disclosure Letter identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.17 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as otherwise provided herein, the representations and warranties of the Parties hereto contained in this Agreement or in any exhibit, certificate, letter, or other writing delivered pursuant hereto or in connection herewith shall survive the Closing and will remain in effect until the expiration of the Escrow Period, except as to matters as to which the Buyer has delivered an Officer's Certificate prior to the expiration of the Escrow Period, which matters shall survive the expiration of such Escrow Period until such claim for Damages is finally resolved and any obligations with respect thereto are fully satisfied in accordance with this Agreement. Except as otherwise provided herein, the covenants of the Parties will survive the Closing and expire in accordance with their terms.

         9.18 FURTHER ASSURANCES. Each of the Parties will, upon request of the other, from time to time after the Closing, execute and deliver and use their commercially reasonable best efforts to cause other Persons to execute and deliver, all such further documents and instruments and will do or use its commercially reasonable best efforts to cause or be done such other acts as a Party may reasonably request more completely to consummate and make effective the transactions contemplated by this Agreement.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


BUYER:
PEC SOLUTIONS, INC.


By: /s/ David C. Karlgaard
   ------------------------
Name: David C. Karlgaard
Title: President

COMPANY:
TROY SYSTEMS, INC.



By: /s/ K. David Boyer, Jr.
    -----------------------
Name: K. David Boyer, Jr.
Title: Chief Executive Officer

COMPANY STOCKHOLDERS:



By:   /s/ K. David Boyer, Jr.           By:  /s/ K. David Boyer, Jr.
      -----------------------                -----------------------
Name: K. David Boyer, Jr.               Its: K. David Boyer, Jr., Trustee
                                             K. David Boyer, Jr. Revocable Trust



By:   /s/ Felicity G. Belford Boyer     By:  /s/ Felicity G. Belford Boyer
      -----------------------------          -----------------------------
Name: Felicity G. Belford Boyer         Its: Felicity G. Belford Boyer, Trustee
                                             Felicity G. Belford Revocable Trust



By:   /s/ K. David Boyer, Jr.      and  /s/ Deborah D. Cochran
      -----------------------           ----------------------
Its:  K. David Boyer, Jr., Trustee      Deborah D. Cochran, Trustee
      Felicity G. Belford Irrevocable
      Trust



By:   /s/ Felicity G. Belford      and  /s/ Deborah D. Cochran
      ------------------------          ----------------------
Its:  Felicity G. Belford, Trustee      Deborah D. Cochran, Trustee
      Boyer/Belford Family Trust



By:   /s/ Felicity G. Belford      and  /s/ Deborah D. Cochran
      -----------------------           ----------------------
Its:  Felicity G. Belford, Trustee      Deborah D. Cochran, Trustee
      Khalan T. Boyer Trust (2000)



By:   /s/ Felicity G. Belford      and  /s/ Deborah D. Cochran
      -----------------------           ----------------------
Its:  Felicity G. Belford, Trustee      Deborah D. Cochran, Trustee
      Tess M. Boyer Trust (2000)